                                                                    EXHIBIT 10.1

[Note: The following agreement and plan of merger is attached to provide you with information regarding its terms and conditions. It contains mutual representations and warranties of the parties, which are qualified by confidential disclosure schedules that the parties exchanged in connection with the signing of the agreement. These representations and warranties were exchanged for the purpose of allocating risk among the parties and are not for the purpose of providing disclosures to investors concerning Art Technology Group, Inc. or eStara, Inc., and should not be relied upon for that purpose. Information about Art Technology Group, Inc. can be found in the other public filings Art Technology Group, Inc. makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.]

                                                               EXECUTION VERSION

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           ART TECHNOLOGY GROUP, INC.,

                          ARLINGTON ACQUISITION CORP.,

                           STORROW ACQUISITION CORP.,

                                  ESTARA, INC.,

                             BURTON E. MCGILLIVRAY,

                       AS STOCKHOLDER REPRESENTATIVE, AND

               THE PRINCIPAL STOCKHOLDERS IDENTIFIED ON SCHEDULE I

                                TABLE OF CONTENTS

ARTICLE 1 The Merger......................................................     1
   1.1   The Merger.......................................................     1
   1.2   Effective Time; Closing..........................................     2
   1.3   Effect of the Merger and the Second Step Merger..................     2
   1.4   Articles of Incorporation; Bylaws................................     2
   1.5   Directors and Officers...........................................     3
   1.6   Effect on Capital Stock..........................................     3
   1.7   Adjustments to Base Consideration Based on Company Balance
            Sheet.........................................................     8
   1.8   Adjusted Working Capital; Determination..........................     8
   1.9   Determination of Adjusted Working Capital........................     9
   1.10  Escrow Agreement.................................................    11
   1.11  Stockholder Representative.......................................    11
   1.12  Delivery of Merger Consideration.................................    14
   1.13  No Further Ownership Rights in Company Capital Stock.............    15
   1.14  Restricted Stock.................................................    16
   1.15  Tax Consequences.................................................    16
   1.16  Taking of Necessary Action; Further Action.......................    16
   1.17  Dissenters' Rights...............................................    16
   1.18  Cross References.................................................    17
   1.19  Certain Definitions..............................................    20

ARTICLE 2 Representations and Warranties of the Company...................    25
   2.1   Organization; Subsidiaries.......................................    25
   2.2   Company Capitalization...........................................    26
   2.3   Obligations With Respect to Capital Stock........................    27
   2.4   Authority; Non-Contravention.....................................    28
   2.5   Financial Statements.............................................    29
   2.6   No Undisclosed Liabilities.......................................    29
   2.7   Absence of Certain Changes or Events.............................    30
   2.8   Taxes............................................................    30
   2.9   Title to Properties..............................................    32
   2.10  Intellectual Property............................................    33
   2.11  Compliance with Laws.............................................    38
   2.12  Litigation.......................................................    39
   2.13  Employee Benefit Plans...........................................    39
   2.14  Employment Matters...............................................    41
   2.15  Environmental Matters............................................    42
   2.16  Certain Contracts................................................    42
   2.17  Related-Party Matters............................................    44
   2.18  Brokers' and Finders' Fees.......................................    44
   2.19  Insurance........................................................    44
   2.20  Customers; Accounts Receivable...................................    45
   2.21  Board Approval...................................................    45

   2.22  Minutes and Stock Records........................................    45
   2.23  Accounting System................................................    46
   2.24  Corrupt Practices................................................    46
   2.25  Disclosure.......................................................    46
   2.26  Taxes............................................................    46

ARTICLE 3 Representations and Warranties of Principal Stockholders........    46
   3.1   Organization.....................................................    46
   3.2   Authority; Non-Contravention.....................................    47
   3.3   Title to Company Stock; Status as Company Stockholder............    48
   3.4   Waiver of Appraisal Rights.......................................    48
   3.5   Agreements with the Company......................................    48
   3.6   Brokers' and Finders' Fees.......................................    48
   3.7   Accredited Investor Questionnaire................................    48

ARTICLE 3A Representations and Warranties of Specified Holders............    48
   3A.1  Authority........................................................    48
   3A.2  Title to Company Stock; Status as Company Stockholder............    49
   3A.3  Waiver of Appraisal Rights.......................................    49
   3A.4  Brokers' and Finders' Fees.......................................    49
   3A.5  Accredited Investor Questionnaire................................    49

ARTICLE 4 Representations and Warranties of Parent and Merger Subs........    49
   4.1   Organization of Parent and Merger Subs...........................    49
   4.2   Parent and Merger Sub Capitalization.............................    50
   4.3   Authority; Non-Contravention.....................................    50
   4.4   SEC Filings......................................................    51
   4.5   Litigation.......................................................    51
   4.6   Brokers' and Finders' Fees.......................................    51
   4.7   SEC Documents; Parent Financial Statements.......................    51
   4.8   Taxes............................................................    52
   4.9   Non-Affiliate....................................................    53

ARTICLE 5 Conduct Prior to the Effective Time.............................    53
   5.1   Conduct of Business by the Company...............................    53
   5.2   Covenant of Parent...............................................    56

ARTICLE 6 Additional Agreements...........................................    56
   6.1   Registration for Resale..........................................    56
   6.2   Restrictive Legend; Lock-Up Agreement............................    58
   6.3   Antitrust and Other Filings......................................    59
   6.4   Information Statement; Company Stockholder Meeting...............    59
   6.5   Tax Matters......................................................    60
   6.6   Confidentiality..................................................    62
   6.7   Access to Information............................................    62

   6.8   No Solicitation..................................................    62
   6.9   Public Disclosure................................................    63
   6.10  Reasonable Efforts; Notification.................................    63
   6.11  Third Party Consents.............................................    64
   6.12  Rights Agreement; Takeover Statutes..............................    64
   6.13  Certain Employee Benefits........................................    65
   6.14  Transaction Bonuses; Earn-Out Bonus..............................    65

ARTICLE 7 Survival of Representations; Indemnification....................    67
   7.1   Indemnification by Company Stockholders..........................    67
   7.2   Indemnification by Parent and Merger Subs........................    67
   7.3   Survival of Representations......................................    68
   7.4   Process of Indemnification for Parent Claims and Stockholder
            Claims........................................................    68

ARTICLE 8 Conditions to the Merger........................................    73
   8.1   Conditions to Obligations of Each Party to Effect the Merger.....    73
   8.2   Additional Conditions to Obligations of the Company..............    73
   8.3   Additional Conditions to the Obligations of Parent and Merger
         Sub 1............................................................    74

ARTICLE 9 Termination, Amendment and Waiver...............................    75
   9.1   Termination......................................................    75
   9.2   Notice of Termination; Effect of Termination.....................    76
   9.3   Fees and Expenses................................................    76
   9.4   Amendment........................................................    77
   9.5   Extension; Waiver................................................    77

ARTICLE 10 General Provisions.............................................    77
   10.1  Notices..........................................................    77
   10.2  Interpretation...................................................    78
   10.3  Counterparts; Facsimile..........................................    79
   10.4  Entire Agreement; Third Party Beneficiaries......................    79
   10.5  Severability.....................................................    79
   10.6  Other Remedies; Specific Performance; Fees.......................    79
   10.7  Governing Law....................................................    80
   10.8  Rules of Construction............................................    80
   10.9  Assignment.......................................................    80
   10.10 Waiver of Jury Trial.............................................    80

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of September 18, 2006, among Art Technology Group, Inc., a Delaware corporation ("PARENT"), Arlington Acquisition Corp., a Maryland corporation and a wholly owned subsidiary of Parent ("MERGER SUB 1"), Storrow Acquisition Corp., a Maryland corporation and a wholly owned subsidiary of Parent ("MERGER SUB 2"and, with Merger Sub 1, each a "MERGER SUB"), eStara, Inc., a Maryland corporation (the "COMPANY"), Burton E. McGillivray, as the representative of the Company Stockholders (together with his replacement, the "STOCKHOLDER REPRESENTATIVE"), and the Company Stockholders listed on Schedule I hereto holding not less than (i) a majority of the outstanding Common Stock of the Company and (ii) 60% of the issued and outstanding Series C Preferred Stock of the Company (the "PRINCIPAL STOCKHOLDERS").

                                    RECITALS

     A. The respective Boards of Directors of Parent, Merger Sub 1, Merger Sub 2 and the Company have approved this Agreement, and declared advisable the merger of Merger Sub 1 with and into the Company (the "MERGER") upon the terms and subject to the conditions of this Agreement and in accordance with the Maryland General Corporation Law (the "MGCL"), and the other transactions contemplated by this Agreement.

     B. Immediately after the Effective Time, the Company, as a wholly owned subsidiary of Parent, will be merged (the "SECOND STEP MERGER") with and into Merger Sub 2, with Merger Sub 2 as the surviving corporation.

     C. For federal income tax purposes, it is intended that the Merger and the Second Step Merger, considered together, constitute a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"), and that each of the Parent and the Company will be a "party to a reorganization" within the meaning of Section 368 of the Code.

     D. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, the Principal Stockholders are entering into Voting Agreements with Parent in the form of Exhibit A (the "VOTING AGREEMENTS").

     In consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

                                    ARTICLE 1
                                   THE MERGER

     1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement and the applicable provisions of the MGCL, at the Effective Time (as defined below), Merger Sub 1 shall be merged with and into the Company, the separate corporate existence of Merger Sub 1 shall cease, and the Company shall continue as the surviving corporation of the Merger (the "INITIALLY SURVIVING CORPORATION").

     1.2 EFFECTIVE TIME; CLOSING. (a) Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing articles of merger consistent with this Agreement with the Secretary of State of the State of Maryland in accordance with the relevant provisions of the MGCL (the "ARTICLES OF MERGER") (the time of such filing (or such later time as may be agreed in writing by the Company and Parent and specified in the Articles of Merger) being the "EFFECTIVE TIME") as soon as practicable on or after the Closing Date (as defined below).

          (b) Immediately following the Effective Time, the Parent shall cause the Company, as the surviving corporation of the Merger and a wholly owned subsidiary of the Parent, to be merged with and into Merger Sub 2 in the Second Step Merger pursuant to an agreement of merger entered into by and among the Company and Merger Sub 2 (the "SECOND STEP AGREEMENT OF MERGER"), by filing articles of merger consistent with this Agreement with the Secretary of State of the State of Maryland in accordance with the relevant provisions of the MGCL (the "SECOND ARTICLES OF MERGER"). There will be no conditions to the closing of the Second Step Merger other than the closing of the Merger.

          (c) The closing of the Merger and the Second Step Merger (the "CLOSING") shall take place at the offices of Foley Hoag LLP, Seaport World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in
Article 8 (other than those that by their nature will be satisfied at the Closing) or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

     1.3 EFFECT OF THE MERGER AND THE SECOND STEP MERGER.

          (a) At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the MGCL. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub 1 shall vest in the Initially Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub 1 shall become the debts, liabilities and duties of the Initially Surviving Corporation.

          (b) Following the Second Step Merger, the separate existence of the Company as the Initially Surviving Corporation will cease and Merger Sub 2 will continue as the surviving corporation of the Second Step Merger (the "SURVIVING CORPORATION") under the name "eStara, Inc." Upon the consummation of the Second Step Merger, all property, rights, powers, privileges, and franchises of the Company and Merger Sub 2 will vest in the Surviving Corporation, and all liabilities and duties of the Company and Merger Sub 2 will become the liabilities and duties of the Surviving Corporation.

     1.4 ARTICLES OF INCORPORATION; BYLAWS.

          (a) The Articles of Merger shall provide that, at the Effective Time, the Articles of Incorporation of the Initially Surviving Corporation shall be in the form of the Articles of Incorporation of the Merger Sub 1 as in effect immediately prior to the Effective

Time; provided, however, that as of the Effective Time, Article I of the Articles of Incorporation of the Initially Surviving Corporation shall read:
"The name of the corporation is eStara, Inc."

          (b) At the Effective Time, the Bylaws of Merger Sub 1, as in effect immediately prior to the Effective Time, shall become the Bylaws of the Initially Surviving Corporation until thereafter amended.

          (c) Upon the consummation of the Second Step Merger, the Articles of Incorporation of Merger Sub 2, as in effect immediately prior to the consummation of the Second Step Merger, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended; provided, however, that as of the Effective Time, Article I of the Articles of Incorporation of the Surviving Corporation shall read: "The name of the corporation is eStara, Inc."

          (d) Upon the consummation of the Second Step Merger, Bylaws of Merger Sub 2, as in effect immediately prior to the consummation of the Second Step Merger, shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.5 DIRECTORS AND OFFICERS. At the Effective Time, the directors of Merger Sub 1, serving in such capacity immediately prior to the Effective Time, shall be the directors of the Initially Surviving Corporation. Upon the consummation of the Second Step Merger, the directors of Merger Sub 2 shall be the directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. At the Effective Time, the officers of Merger Sub 1, holding office immediately prior to the Effective Time, shall be the officers of the Initially Surviving Corporation, until their respective successors are duly elected or appointed and qualified. Upon consummation of the Second Step Merger, the officers of Merger Sub 2 shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

     1.6 EFFECT ON CAPITAL STOCK. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub 1, the Company or the holders of any of the Company Capital Stock (as defined below):

          (a) CONVERSION OF COMPANY CAPITAL STOCK. Each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time, other than any shares of Company Capital Stock to be canceled pursuant to Section 1.6(d) and any Dissenting Shares (as defined, and to the extent provided in Section 1.17(a)), will be canceled and extinguished and automatically converted into the right to receive the applicable Per Share Merger Consideration (as defined in Section 1.6(b) below) upon surrender by the holder thereof of the certificate representing such share of Company Capital Stock in the manner provided in
Section 1.12, including, with respect to each whole share of Parent Common Stock to be received, the right to receive one Right (as defined in the Rights Agreement, dated as of September 26, 2001, between Parent and EquiServe Trust Company, N.A., as Rights Agent (the "RIGHTS AGREEMENT")). No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof, a cash payment shall be made pursuant to Section 1.12(c).

          (b) For purposes of this Agreement:

               (i) The "MERGER CONSIDERATION" shall consist of the Base Consideration and the Earn-Out Consideration, each determined, and payable, as set forth below.

               (ii) The "PER SHARE MERGER CONSIDERATION" shall be the amount, if any, of the Merger Consideration payable (A) with respect to each share of each respective class or series of Company Capital Stock outstanding immediately prior to the Effective Time, or (B) to the holder of each Company Warrant to acquire a share of Common Stock of the Company that is outstanding immediately prior to the Effective Time, that is assumed by Parent pursuant to this Agreement, and that is exercised in accordance with its terms after the Effective Time. The Per Share Merger Consideration shall be determined in accordance with the Articles of Incorporation of the Company as in effect as of the Effective Time, and is more fully set forth on Schedule II attached hereto and incorporated by reference herein. Between the date hereof and the Effective Time, Schedule II may be updated by the Company as necessary to reflect (i) the exercise or cancellation of any Company Option or Company Warrant that is outstanding on the date of this Agreement, (ii) the payment of cash to Ineligible Stockholders and Ineligible Recipients, and (iii) any election by Parent to increase the Base Cash pursuant to Section 1.6(b)(vi); provided, that any such update shall be consistent with the Articles of Incorporation of the Company and with the terms of this Agreement, and shall be delivered by the Company to Parent prior to the Effective Time. The Per Share Merger Consideration, if any, may vary for each Company Stockholder based upon the class or series, and dates of issuance, of the Company Capital Stock held by each Company Stockholder immediately prior to the Effective Time. The calculation of the Per Share Merger Consideration payable in respect of the Common Stock of the Company shall be based on total Common Share Equivalents as of the Effective Time.

               (iii) The "BASE CONSIDERATION" shall consist of the Base Parent Shares and the Base Cash, each as adjusted pursuant to Section 1.7 below.

               (iv) An "INELIGIBLE STOCKHOLDER" is any Company Stockholder that is determined by Parent, in its reasonable judgment, exercised in good faith, not to be an "accredited investor" as to Parent, within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or otherwise ineligible to acquire shares of Parent Common Stock in a private placement pursuant to Rule 506 under the Securities Act.

               (v) The "BASE PARENT SHARES" shall consist of 17,857,000 shares of Parent Common Stock, provided that the number of Base Parent Shares shall be (A) reduced by the quotient of the aggregate amount of the Transaction Bonuses divided by $2.80, (B) reduced by the quotient of the Base Cash, if any, divided by $2.80, (C) reduced pursuant to the terms of Subsection 1.6(b)(x) and (D) adjusted pursuant to Section 1.7 hereof.

               (vi) The "BASE CASH" shall be the sum of (A) $2,000,000 plus, (B) such additional aggregate amount in cash as Parent may, in its sole discretion, elect by written notice to the Company, given not less than two business days prior to the Closing, but in no event more than (I) $3,000,000, or (II) if necessary to avoid disqualification of the Merger as a reorganization under Section 368(a) of the Code, such lesser amount as would not result in such disqualification.

               (vii) The "COMPANY CAPITAL STOCK" shall consist of all outstanding capital stock of the Company, including the Company Common Stock, Company Series A Preferred Stock, Company Series C-1 Preferred Stock, Company Series C-2 Preferred Stock, Company Series D Preferred Stock, and Company Series E Preferred Stock (each as defined in Section 2.2(a)).

               (viii) The "COMPANY CONVERTIBLE SECURITIES" shall consist of each outstanding stock option, warrant, or other convertible security to acquire shares of each respective class or series of Company Capital Stock.

               (ix) The "COMPANY STOCKHOLDERS" shall consist of the holders of outstanding shares of Company Capital Stock and the holders of outstanding Company Convertible Securities.

               (x) Anything to the contrary in the foregoing notwithstanding, in the event that Parent shall determine, in its reasonable discretion, exercised in good faith, that any Company Stockholder is an Ineligible Stockholder, then in lieu of the Base Parent Shares otherwise included in the Merger Consideration allocated to such Ineligible Stockholder, each such Ineligible Stockholder shall be entitled to receive, an amount in cash equal to the sum of (A) the product of (I) the number of shares of Parent Common Stock such Ineligible Stockholder would have otherwise received, multiplied by (II) $2.80, plus (B) such amount, if any, as is payable to such Ineligible Stockholder pursuant to Section 1.6(c) below.

          (c) EARN-OUT CONSIDERATION. In addition to the Base Consideration, the Company Stockholders will be eligible to receive additional merger consideration in the aggregate amount of up to $3,107,349 (the "EARN-OUT CONSIDERATION"), provided that the ESTARA REVENUE, as defined below, is equal to or greater than $25,000,000, as follows:

               (i) If the eStara Revenue is equal to or greater than $25,000,000 but less than $30,000,000, the aggregate Earn-Out Consideration shall be equal to $621,470.

               (ii) If the eStara Revenue is equal to or greater than $30,000,000, the Earn-Out Consideration shall be equal to $3,107,349.

               (iii) The aggregate Earn-Out Consideration will be payable on or before March 14, 2008 (the "EARN-OUT PAYMENT DATE") to the Company Stockholders based on the applicable Per Share Merger Consideration attributable to the Earn-Out Consideration, as set forth on Schedule II. The Earn-Out Consideration may be paid, in the sole discretion of Parent, in the form of cash or in shares of Parent Common Stock, the valuation of which is based upon the 20-day volume weighted average price of the Parent Common Stock for the period ending two days before the Earn-Out Payment Date, or in a combination thereof; provided that all Company Stockholders (except Ineligible Stockholders, who may receive all cash), shall receive cash and Parent Common Stock in the same proportion; and, provided, further, that in no event shall Parent elect to pay the Earn-Out Consideration (x) in shares of Parent Common Stock if that would require that Parent's stockholders would be or would have been required to approve this transaction under the applicable rules of the Nasdaq Stock Market, Inc. or other exchange rules or securities laws, unless prior to the Earn-Out Payment Date, Parent receives such stockholder approval in compliance with such applicable rules of the Nasdaq Stock Market, Inc. or other exchange rules or securities laws, or (y) in the form of cash, if such payment would result in the Merger not qualifying as a reorganization under Section 368(a) of the Code.

               (iv) For purposes of this subsection:

                    (A) "ESTARA SERVICES" shall mean the Company's Click to Call, Click to Chat and Call Tracking service offerings and related services, and any improvement, enhancement or extension to any such service that is developed by the Company and made available to customers of the Company after the date of this Agreement; and

                    (B) "ESTARA REVENUE" shall mean the consolidated revenue recognized by Parent, in accordance with United States generally accepted accounting principles ("GAAP"), consistently applied, consistent with past practice and in accordance with Parent's revenue recognition policies in its audited financial statements for the year ended December 31, 2007 (the "MEASUREMENT PERIOD"), that is attributable to the sale or license of eStara Services. Notwithstanding the foregoing, (I) any revenues recognized by Parent from any source during the Measurement Period from the sale or license of any products or services that are derivative of any eStara Services will be considered eStara Revenue, and (II) in the event of any sale or license of any bundled or integrated products or services that include any eStara Services or products or services that are derivative of any eStara Services, then the eStara Revenue shall be deemed to include a proportionate share of the revenue recognized by Parent from the sale or license of such bundled services, determined by comparing the average selling price computed for the most recent twelve calendar months, on a stand-alone basis, for the eStara Services that are included in such bundled products and services, as set forth on Schedule III attached hereto, to Parent's published list price on a stand-alone basis for the ATG products and services that are included in such bundled products and services. For purposes of this paragraph, a product or service shall be "derivative" of an eStara Service if, in the absence of this Agreement, it could not be sold or licensed by Parent without infringing Intellectual Property Rights (as defined in Section 2.10 below but excluding any Commercially Available Software) that is owned by or licensed to eStara.

               (v) Promptly after filing its Quarterly Report on Form 10-Q for each of the first three fiscal quarters of Parent in 2007, Parent shall provide the Stockholder Representative with a report specifying the eStara Revenue for the year through the end of the such fiscal quarter.

               (vi) If, following the Earn-Out Payment Date, the maximum amount of Earn-Out Consideration provided for hereunder was not achieved and paid, the

     Stockholder Representative shall have the right, upon reasonable notice to Parent at the Stockholder Representative's expense, to have an independent accountant access the books and records of Parent as relevant or necessary to verify Parent's determination of the eStara Revenue as determined in accordance with GAAP. As a condition to such access, such independent accountant shall agree with Parent not to disclose any Confidential Information of Parent (other than its determination of the eStara Revenue, and its basis for determining such amount, which may only be disclosed to the Stockholder Representative and his advisors). If the Stockholder Representative disagrees with Parent's determination of the Earn-Out Consideration, the Stockholder Representative will promptly (but in any event no later than 60 days following the Earn-Out Payment Date) notify Parent in writing and the parties shall negotiate in good faith to attempt to resolve any such disagreement within 30 days following such notice. If the parties fail to resolve their disagreement within this 30-day period, the disagreement shall be resolved by an Accounting Arbitrator, using the same procedures as are set forth in Sections 1.9(b)(iii) and 1.9(b)(iv).

          (d) CANCELLATION OF COMPANY-OWNED AND PARENT-OWNED STOCK. Each share of Company Common Stock held by the Company or owned by Merger Sub 1, Parent or any direct or indirect wholly owned subsidiary of the Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (e) EFFECT OF MERGER ON STOCK OPTIONS AND WARRANTS.

               (i) The Board of Directors of the Company shall take appropriate action pursuant to each Company Option Plan such that each outstanding Company Option shall be accelerated so as to be exercisable in full immediately prior to the Effective Time, and, to the extent not exercised prior to the Effective Time, shall be terminated.

               (ii) As of the Effective Time, (A) each outstanding Company Warrant shall automatically be converted into a warrant to acquire, upon the exercise thereof, the aggregate Per Share Merger Consideration that would have been payable to the holder if such Company Warrant had been exercised immediately prior to the Effective Time, (B) all references to the Company in each Company Warrant shall be deemed to refer to Parent, where appropriate, and (C) Parent shall assume the obligations of the Company under the Company Warrant.

          (f) CAPITAL STOCK OF MERGER SUB 1 AND MERGER SUB 2. Each share of common stock, par value $0.01 per share, of Merger Sub 1 ("MERGER SUB 1 COMMON STOCK"), issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, $0.01 par value per share, of the Initially Surviving Corporation. Following the Second Step Merger, each certificate evidencing ownership of shares of Merger Sub 2 common stock shall remain outstanding and evidence ownership of such shares of capital stock of the Surviving Corporation.

     1.7 ADJUSTMENTS TO BASE CONSIDERATION BASED ON COMPANY BALANCE SHEET. If as of the Closing Date, the Company's Adjusted Working Capital is greater or less than $2,500,000, then the amount of the Base Consideration shall be increased or decreased, as follows.

          (a) If the Adjusted Working Capital exceeds $2,500,000, then for purposes of determining the amount of the Base Consideration payable to any Company Stockholder the number of Base Parent Shares shall be increased by a number determined by dividing (i) the positive amount of such excess by (ii) $2.80.

          (b) If the Adjusted Working Capital is less than $2,500,000, then for purposes of determining the amount of the Base Consideration payable to any Company Stockholder the number of Base Parent Shares shall be decreased by a number determined by dividing (i) the absolute value of such deficiency by (ii) $2.80.

     1.8 ADJUSTED WORKING CAPITAL; DETERMINATION. For purposes of Section 1.7, the following terms shall have the meanings set forth below:

          (a) "ADJUSTED WORKING CAPITAL" shall mean an amount equal to the sum of (i) the current assets of the Company (excluding any deferred income tax asset), minus (ii) the current liabilities of the Company, including, without limitation, payment of or an accrual for (A) Transaction Expenses (but excluding any accrual for the Transaction Bonuses described below), and (B) any and all Taxes as of the Effective Time, including any applicable sales and telecommunications Taxes, each determined as of the Closing Date in accordance with GAAP, in a manner consistent with past practices of the Company; plus or minus (iii) any other adjustments agreed upon on in writing by Parent and the Company; provided that in no event shall any Excluded Adjustment be taken into account for purposes of determining the Adjusted Working Capital.

          (b) "EXCLUDED ADJUSTMENT" shall mean any change in a current asset or a current liability as compared with its amount at July 31, 2006 that is:

               (i) the result of a change in estimate by the Company (whether effected by way of reversal or omission of a previously accrued liability or in any other manner) which change in estimate is not made in response to any of the following occurring after July 31, 2006: (A) a bona fide transaction entered into by the Company, (B) a payment made or received by the Company (C) action of an unaffiliated third party or (D) an event or change of circumstances external to the Company, or

               (ii) the result of any transaction or action by the Company that would constitute a breach of the Company's obligations under Section 5.1 below.

          (c) "TRANSACTION EXPENSE" shall mean any expense directly attributable to the negotiation and consummation of the transactions contemplated by this Agreement, including, but not limited to, severance payments, bonus payments (other than the Transaction Bonuses) and retention payments that become due by reason of the consummation of the Merger, fees and disbursements of DLA Piper US LLP, counsel to the Company, fees and disbursements of counsel employed by the Company to defend any claim, suit, action or proceeding commenced or threatened against the Company that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement, and of Argy, Wiltse & Robinson, P.C., the Company's independent public accountants, and amounts payable to Pagemill Partners, LLC, the Company's financial advisor, or to the Stockholder Representative.

          (d) "TRANSACTION BONUSES" shall mean bonuses in the aggregate amount of $5,064,866 awarded by the Company to those employees of the Company in the amounts set forth on Schedule II, contingent upon the Closing and payable following the Effective Time as more fully set forth in Section 6.14 below.

     1.9 DETERMINATION OF ADJUSTED WORKING CAPITAL.

          (a) On or before the third business day preceding the date fixed for the Closing (as defined in Section 1.2), the Company shall deliver to Parent a certificate, in reasonable detail reasonably satisfactory to Parent, setting forth its estimate of the Adjusted Working Capital of the Company as of the Closing Date determined in accordance with Section 1.8 (the "CLOSING CERTIFICATE").

          (b) On or before the 30th day following the Closing, Parent shall notify the Stockholder Representative in writing whether it accepts or disputes the accuracy of the Company's determination of the Adjusted Working Capital as set forth on the Closing Certificate.

               (i) If Parent accepts the Company's determination of the Adjusted Working Capital, or if it fails within such 30 day period to notify the Company of any dispute with respect thereto, then the Closing Certificate shall be deemed final and conclusive and binding upon all parties.

               (ii) If Parent disputes the accuracy of the Closing Certificate and the Company's determination of the Adjusted Working Capital, Parent shall within the 30-day period referred to above provide written notice to the Stockholder Representative (the "DISPUTE NOTICE"), setting forth in reasonable detail those items that Parent disputes, the amounts of any adjustments that are necessary in its judgment for the computation of the Adjusted Working Capital to conform to the requirements of this Agreement, and the basis for its suggested adjustments. During the 30 day period following delivery of a Dispute Notice, Parent and the Stockholder Representative will meet and negotiate in good faith with a view to resolving their disagreements over the disputed items. During such 30 day period and until the final determination of the Working Capital Adjustment, if any, the Stockholder Representative will be provided with such access to the financial books and records of the Business and, subject to access procedures acceptable to Parent's independent public accounts (the "PARENT AUDITORS"), the workpapers of the Parent Auditors, as it may reasonably request to enable it to respond to any Dispute Notice. If the parties resolve their differences over the disputed items in accordance with the foregoing procedure, the Working Capital Adjustment shall be the amount agreed upon by them.

               (iii) If the parties fail to resolve their differences over the disputed items with such 30 day period, then Parent and the Stockholder Representative shall forthwith jointly request that the Accounting Arbitrator make a binding determination as to the disputed items in accordance with this Agreement. The "ACCOUNTING ARBITRATOR" shall mean such national or regional firm of independent accountants as may be agreed upon by Parent and the Stockholder Representative. Within 10 days following the delivery of a Dispute Notice, each of Parent and the Stockholder Representative shall propose to the other in writing at least two such firms acceptable to it to act as Accounting Arbitrator. Any firm currently engaged as the independent public accounting firm for a party shall be ineligible to be proposed by such party serve as an arbitrator without the consent of the other party. If the parties have not, by the end of the 30-day period referred to above, agreed upon an Accounting Arbitrator, then the Accounting Arbitrator shall be selected by one party, drawn by lot, from the list of firms proposed by the other party.

               (iv) The Accounting Arbitrator will under the terms of its engagement have no more than 75 days from the date of referral and no more than 15 days from the final submission of information and testimony by the Parent and the Stockholder Representative within which to render its written decision with respect to the disputed items, which decision shall be final and binding upon the parties and enforceable by any court of competent jurisdiction. The Accounting Arbitrator shall review such submissions and base its determination solely on such submissions. In resolving any disputed item, the Accounting Arbitrator may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. Parent and the Company Stockholders (by way of the Indemnity Escrow) shall each bear the costs and expenses of the Accounting Arbitrator based on the percentage which the portion of the contested adjustment amount not awarded to each party bears to the amount actually contested by such party (e.g., if Parent makes an adjustment claim for $1,000,000 and the Stockholder Representative only contests $500,000 of the amount claimed by Parent, and if the Accounting Arbitrator resolves the dispute by awarding Parent $300,000 of the $500,000 contested, then the Accounting Arbitrator's costs and expenses will be allocated 60% to the Company Stockholders and 40% to Parent).

               (v) If the Adjusted Working Capital, determined as set forth above, is greater than $2,500,000, then the amount of Base Consideration, whether in the form of Parent Common Stock or cash, to which each Company Stockholder is otherwise entitled shall be increased as set forth in
     Section 1.7(a) above, and Parent shall promptly, and in any event within five business days after such determination, (i) deliver to each Company Stockholder such additional Base Consideration, consisting of cash, or Parent Common Stock, or both, as would have been deliverable to such Company Stockholder if the final determination of the Adjusted Working Capital had been made immediately prior to the Effective Time, and (ii) direct the Escrow Agent (as defined below) to release to the Company Stockholders, as their interests may appear, any property then held for their accounts in the Working Capital Escrow (as defined below).

               (vi) If the Adjusted Working Capital, determined as set forth above, is less than $2,500,000, then the amount of Base Consideration, whether in the form of Parent Common Stock or cash, to which each Company Stockholder is otherwise entitled shall be reduced as set forth in Section 1.7(b) below, and Parent shall be entitled to direct that the Escrow Agent deliver to Parent from the Working Capital Escrow (and, in the event that the Working Capital Escrow is insufficient, from the Indemnity Escrow, as defined below)), for the account of each Company Stockholder, that portion of the Base Consideration delivered to the Escrow Agent for the account of each Company Stockholder as would not have been payable to such Company Stockholder if the final determination of the Adjusted Working Capital had been made immediately prior to the Effective Time. If, after such delivery to Parent, any property shall remain in the Working Capital Escrow, Parent will promptly instruct the Escrow Agent to release the balance of such property to the Company Stockholders, as their interests may appear.

     1.10 ESCROW AGREEMENT. At the Closing, Parent will deliver to Computershare Trust Company, Inc., as escrow agent (the "ESCROW AGENT"), pursuant to an escrow agreement (the "ESCROW AGREEMENT") in substantially the form attached as Exhibit B hereto, the following:

          (a) shares of Parent Common Stock and, if applicable, cash constituting ten percent (10%) of the Base Consideration payable to each Company Stockholder, determined without regard to any adjustment pursuant to Section 1.6(b)(v)(A) or Section 1.7 (collectively, the "INDEMNITY ESCROW"); and

          (b) shares of Parent Common Stock and, if applicable, cash constituting an additional five percent (5%) of the Base Consideration payable to each Company Stockholder determined without regard to any adjustment pursuant to Section 1.6(b)(v)(A) or Section 1.7 (collectively, the "WORKING CAPITAL ESCROW").

     The Escrow Agreement will provide, among other things, for the establishment of subaccounts whereby the Base Consideration delivered to and disbursed by the Escrow Agent for the account of each Company Stockholder shall be separately accounted for, and shall further provide that on the first anniversary of the Closing the Indemnity Escrow (less the amount of any claims paid and pending claims asserted by Parent in good faith of which the Escrow Agent has received notice) will be released from the escrow account and distributed to the Company Stockholders, and that six months after the Closing Date (or such lesser period as is necessary to finally determine the Adjusted Working Capital under Section 1.9(b) above) the Working Capital Escrow (less the amount of any claims paid and pending claims asserted by Parent in good faith of which the Escrow Agent has received written notice) will be released from the escrow account and distributed to the Company Stockholders.

     1.11 STOCKHOLDER REPRESENTATIVE.

          (a) Each Principal Stockholder hereby appoints, and by operation of the merger each other Company Stockholder shall be deemed to have appointed, Burton E. McGillivray (including any replacement for him as designated herein, the "STOCKHOLDER REPRESENTATIVE") the attorney-in-fact of such person, with full power and authority, including power of substitution, acting in the name of and for and on behalf of such person with respect to this Agreement and any of the other Transaction Documents, including to (i) deliver to Parent at the Closing the certificates representing the outstanding Company Capital Stock; (ii) execute and deliver to Parent at the Closing all certificates and documents to be delivered to Parent by the

Company Stockholders pursuant to this Agreement and the other Transaction Documents, including, without limitation, the Escrow Agreement; (iii) incur expenses on behalf of the Company Stockholders in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby as the Stockholder Representative may deem appropriate; (iv) during the time that property remains in escrow pursuant to the Escrow Agreement, to give and receive all notices required to be given under this Agreement and the other agreements contemplated hereby to which all of the Company Stockholders are a party, including the Escrow Agreement; and (v) take such action on behalf of the Company Stockholders as the Stockholder Representative may deem appropriate in respect of: (1) waiving any inaccuracies in the representations or warranties of Parent or either Merger Sub contained in this Agreement or the other Transaction Documents; (2) amending or waiving any provision of this Agreement or the other Transaction Documents; (3) taking such other action as any Company Stockholder is authorized to take under this Agreement or the other Transaction Documents; (4) receiving all documents or certificates and making all determinations, on behalf of any Company Stockholder, required under this Agreement or the other Transaction Documents;
(5) resolving any dispute with Parent over any aspect of this Agreement or the other Transaction Documents, including the calculation of Adjusted Working Capital, the Earn-Out Consideration and claims for indemnification hereunder;
(6) all such other matters as the Stockholder Representative may deem necessary or appropriate to consummate the transactions contemplated by this Agreement or the other Transaction Documents; (7) taking all such action as may be necessary after the Closing Date to carry out any of the transactions contemplated by this Agreement or the other Transaction Documents; and (8) entering into any agreement to effectuate any of the foregoing which shall have the effect of binding any Company Stockholder as if such person had personally entered into such agreement. This appointment and power of attorney shall be deemed as coupled with an interest and all authority conferred hereby shall be irrevocable whether by the death or incapacity of any such person or the occurrence of any other event or events. The Parent shall be entitled to rely upon any communication or writings given by or to, or executed by, the Stockholder Representative and all actions, decisions and instructions of the Stockholder Representative shall be conclusive and binding upon all of the Company Stockholders. To the extent that the terms of this Agreement or any of the documents executed in connection herewith require Parent or either Merger Sub to obtain the consent of any Company Stockholder, such consent may be made or given by the Stockholder Representative. Notwithstanding the foregoing, notices which are to be given under this Agreement to the Company Stockholders shall only be effective if given to each Company Stockholder, in accordance with Section 10.1 hereof.

          (b) In the event that the Stockholder Representative dies, becomes unable to perform his responsibilities hereunder or resigns from such position, the remaining Company Stockholders shall, by election of the Company Stockholders (or, if applicable, their respective heirs, legal representatives, successors and assigns) who held a majority of the shares of Common Share Equivalents issued and outstanding immediately prior to the Effective Time, select another representative to fill such vacancy and such substituted representative shall be deemed to be the Stockholder Representative for all purposes of this Agreement.

          (c) In the performance of his duties hereunder, the Stockholder Representative shall be entitled to rely upon any document or instrument reasonably believed by him to be genuine and accurate. The Stockholder Representative may assume that any person purporting to give any notice in accordance with the provisions hereof has been duly authorized to do so. In the absence of proven gross negligence or willful misconduct, (i) the Stockholder Representative shall not be liable to the Company Stockholders with respect to his performance of the functions specified in this Agreement, and (ii) no Company Stockholder shall commence, prosecute or maintain any actions or proceedings against the Stockholder Representative with respect to his performance of the functions specified in this Agreement, except in cases of gross negligence or willful misconduct. In determining the occurrence of any fact, event or contingency, the Stockholder Representative may request from any of the Company Stockholders or any other person such reasonable additional evidence as the Stockholder Representative in his sole discretion may deem necessary, and may at any time inquire of and consult with others, including any of the Company Stockholders, and shall not be liable to any Company Stockholder for any damages resulting from any delay in acting hereunder pending receipt and examination of additional evidence requested. The Stockholder Representative shall be entitled to be indemnified and held harmless by each Company Stockholder against any damages incurred without gross negligence or willful misconduct on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of his duties hereunder with each Company Stockholder being, severally and not jointly, liable for such Company Stockholder's pro rata share (based on their respective interests in the Base Consideration), of any such claim for indemnification by the Stockholder Representative.

          (d) By their execution of this Agreement, the Principal Stockholders agree and by operation of the merger each other Company Stockholder shall be deemed to have agreed, that:

               (i) Parent and each Merger Sub shall be able to rely conclusively on the instructions and decisions of the Stockholder Representative as to the determination and payment of the Adjusted Working Capital and the Earn-Out Consideration and the defense and/or settlement of any Claims for which the Company Stockholders may be required to indemnify Parent pursuant to Article 7 hereof, and no party hereunder shall have any cause of action against Parent or either Merger Sub for any action taken in reliance upon the instructions or decisions of the Stockholder Representative;

               (ii) all actions, decisions and instructions of the Stockholder Representative shall be conclusive and binding upon all of the Company Stockholders and no Company Stockholder shall have any cause of action against the Stockholder Representative for any action taken or not taken, decision made or instruction given by the Stockholder Representative under this Agreement, except for fraud or willful breach of this Agreement by the Stockholder Representative;

               (iii) the provisions of this Section 1.11 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Company Stockholder may have in connection with the transactions contemplated by this Agreement; and

               (iv) the provisions of this Section 1.11 shall be binding upon the heirs, legal representatives, successors and assigns of each Company Stockholder, and any references in this Agreement to a Company Stockholder or the Company Stockholders shall mean and include the successors to the Company Stockholder rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

          (e) Following the Closing and subject to the terms of Section 6.7 hereof, Parent shall provide the Stockholder Representative with reasonable access to such information about the Company as the Stockholder Representative may reasonably request for purposes of performing his duties and exercising the rights of the Company Stockholders hereunder.

          (f) Any fees and expenses incurred by the Stockholder Representative in connection with actions taken pursuant to the terms of this Agreement, including reasonable, actual expenses incurred or paid to counsel or other third parties in investigating, negotiating, arbitrating or settling any claim hereunder will be paid by the Company Stockholders in proportion to their respective pro rata interest in the Base Consideration and may, on request of the Stockholder Representative, be paid from amounts deposited in the Working Capital Escrow or Indemnity Escrow that are released from escrow and distributable to the Company Stockholders as provided in the Escrow Agreement. At any time prior to the Indemnity Escrow Termination Date, the Stockholder Representative may by written notice to the Escrow Agent make a claim for reimbursement of Transaction Expenses incurred through the date of such notice as well as an additional amount of up to $250,000 for future Transaction Expenses to the extent reasonably budgeted in good faith by the Stockholder Representative for resolution of any disputes between members of the Parent Group and the Company Stockholders under this Agreement or any Transaction Document as provided in this Section 1.11. Upon the release of the Working Capital Escrow or the Indemnity Escrow to the Company Stockholders, the Escrow Agent shall pay to the Stockholder Representative, out of amounts otherwise payable to the Company Stockholders from either the Working Capital Escrow or the Indemnity Escrow, any unpaid Expense Claims (as defined in, and in accordance with the terms of, the Escrow Agreement). Any amounts held by the Stockholder Representative for the payment of Transaction Expenses shall be released to the Company Stockholders on the earlier of (i) such date when the Stockholder Representative determines in good faith that no additional Transaction Expenses will be incurred, and (ii) the second anniversary of the Indemnity Escrow Release Date.

     1.12 DELIVERY OF MERGER CONSIDERATION.

          (a) At the Closing or as soon as practicable thereafter, each Company Stockholder shall deliver to Parent (i) all certificates which immediately prior to the Effective Time represented issued and outstanding shares of Company Capital Stock (individually, a "CERTIFICATE" and collectively, the "CERTIFICATES") or an affidavit of lost certificate and an indemnity with respect to such lost certificate in form and substance reasonably satisfactory to Parent (the "AFFIDAVIT") and (ii) an executed Letter of Transmittal and Certificate in the form of Exhibit C hereto (the "TRANSMITTAL CERTIFICATE"). Each Company Stockholder shall be entitled to receive in exchange therefor the applicable Merger Consideration allocable to such Company Stockholder, including a certificate or certificates representing the shares of Parent Common Stock included therein (excluding the Indemnification Escrow and the Working Capital Escrow). The total amount of Merger Consideration issuable to each Company Stockholder in exchange for his or its shares shall be listed on Schedule II hereto, as updated as of the Effective Time by the Company and delivered to Parent at the Closing. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that Parent be satisfied that (i) such transfer complies with all applicable state and federal securities laws, and
(ii) the certificate so surrendered is properly endorsed and otherwise in proper form for transfer.

          (b) Until surrendered, each Certificate shall, after the Effective Time, represent only the right to receive the Merger Consideration into which the shares of Company Capital Stock formerly represented thereby shall have been converted pursuant to Section 1.6 hereof. Any dividends or other distribution declared after the Effective Time with respect to the Parent Common Stock issuable as part of such Merger Consideration shall be paid to the holder of any Certificate when the holder thereof surrenders such Certificate or an Affidavit in lieu thereof. At and after the Effective Time, the holders of any Company Capital Stock shall cease to have any rights as Company Stockholders, except for the right to surrender Certificates pursuant to Section 1.12(a). As of the Closing, the stock transfer books of the Company shall be closed, and after the Closing there shall be no transfers on such stock transfer books.

          (c) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) $2.80.

          (d) REQUIRED WITHHOLDING. Each of Parent, the Initially Surviving Corporation and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Capital Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

          (e) NO LIABILITY. Notwithstanding anything to the contrary in this
Section 1.12, neither Parent, the Initially Surviving Corporation, the Surviving Corporation nor any other party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.13 NO FURTHER OWNERSHIP RIGHTS IN COMPANY CAPITAL STOCK. All Merger Consideration issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Initially Surviving Corporation or the Surviving Corporation of shares of Company Capital Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Initially Surviving Corporation or the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 1.

     1.14 RESTRICTED STOCK. If any shares of Company Common Stock that are outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition providing that such shares ("COMPANY RESTRICTED STOCK") may be forfeited or repurchased by the Company upon any termination of the shareholders' employment, directorship or other relationship with the Company (and/or any affiliate of the Company) under the terms of any restricted stock purchase agreement or other agreement with the Company that does not by its terms provide that such repurchase option, risk of forfeiture or other condition fully lapses upon consummation of the Merger, then
(a) the shares of Parent Common Stock issued upon the conversion of such shares of Company Common Stock in the Merger will, unless otherwise accelerated by their terms as a result of the Merger, continue to be unvested and subject to the same repurchase options, risks of forfeiture or other conditions following the Effective Time, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends noting such repurchase options, risks of forfeiture or other conditions, and (b) the right of such holder of Company Restricted Stock to receive consideration in the form of cash in respect of any shares of Company Common Stock that were unvested at the Effective Time ("Unvested Cash Consideration") shall continue to be unvested and subject to the same risks of forfeiture or other conditions following the Effective Time. Any such Unvested Cash Consideration will be retained by Parent at the Closing and will be paid by Parent to the former holder of such Company Restricted Stock upon the vesting of the corresponding installments of Parent Common Stock that were delivered as merger consideration. The Company shall take all actions that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement. A listing of the holders of Company Restricted Stock, together with the number of shares and the vesting schedule of Company Restricted Stock held by each, in each case assuming the Merger has occurred, is set forth in Part 1.14 of the Company Disclosure Schedule.

     1.15 TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization described in section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations (the "TREASURY REGULATIONS").

     1.16 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and to vest the Initially Surviving Corporation and, thereafter, the Surviving Corporation, with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company and each Merger Sub will take all such lawful and necessary action. Parent shall cause each Merger Sub to perform all of its obligations relating to this Agreement and the transactions contemplated hereby.

     1.17 DISSENTERS' RIGHTS.

          (a) Notwithstanding any provision of this Agreement to the contrary other than Section 1.17(b), any shares of Company Common Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with Section 3-203 of the MGCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive Merger Consideration pursuant to Section 1.6, but instead shall be converted into the right to receive only such consideration as may be determined to be due with respect to such Dissenting Shares under the MGCL. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a shareholder of the Initially Surviving Corporation or the Surviving Corporation.

          (b) Notwithstanding the provisions of Section 1.6(a), if any holder of shares of Company Common Stock who demands appraisal of such shares under the MGCL shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall no longer be Dissenting Shares and shall automatically be converted into and represent only the right to receive Merger Consideration as provided in Section 1.6(a) without interest thereon, upon surrender of the certificate representing such shares pursuant to Section 1.12.

          (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to the MGCL and received by the Company which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under the MGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of Company Common Stock or offer to settle or settle any such demands.

     1.18 CROSS REFERENCES.

     The following terms defined elsewhere in this Agreement in the Sections set forth below shall have the respective meanings therein defined:

                 Term                          Section
                 ----                   --------------------
Accounting Arbitrator                   Section 1.9(b)(iii)
Adjusted Working Capital                Section 1.8
Affidavit                               Section 1.12(a)
Agreement                               Preamble
Antitrust Filings                       Section 6.3(a)
Articles of Merger                      Section 1.2
Base Cash                               Section 1.6(b)(vi)
Base Consideration                      Section 1.6(b)(iii)
Base Parent Shares                      Section 1.6(b)(v)
Bonus Recipients                        Section 6.14(a)
Certificates                            Section 1.12(a)
Claims                                  Section 7.4(g)(i)
Closing                                 Section 1.2(a)
Closing Certificate                     Section 1.9(a)
Closing Date                            Section 1.2(a)
Code                                    Recitals
Company                                 Preamble

                 Term                          Section
                 ----                   --------------------
Company Balance Sheet                   Section 2.5(a)
Company Capital Stock                   Section 1.6(b)(vii)
Company Charter Documents               Section 2.1(c)
Company Common Stock                    Section 2.2(a)
Company Contract                        Section 2.16
Company Convertible Securities          Section 1.6(b)(viii)
Company Copyrights                      Section 2.10(a)
Company Disclosure Schedule             Article 2
Company Financial Statements            Section 2.5(a)
Company Marks                           Section 2.10(a)
Company Patents                         Section 2.10(a)
Company Permits                         Section 2.11(b)
Company Restricted Stock                Section 1.14
Company Secret Information              Section 2.10(a)
Company Series A Preferred Stock        Section 2.2(a)
Company Series B-1 Preferred Stock      Section 2.2(a)
Company Series C-1 Preferred Stock      Section 2.2(a)
Company Series C-2 Preferred Stock      Section 2.2(a)
Company Series D Preferred Stock        Section 2.2(a)
Company Series E Preferred Stock        Section 2.2(a)
Company Stockholders                    Section 1.6(b)(ix)
Confidentiality Agreement               Section 6.6
Damages                                 Section 7.1
Dispute Notice                          Section 1.9(b)(ii)
Dissenting Shares                       Section 1.17(a)
Earn-Out Bonus                          Section 6.14(b)
Earn-Out Consideration                  Section 1.6(c)
Earn-Out Payment Date                   Section 1.6(c)(iii)
Effective Time                          Section 1.2
Escrow Agent                            Section 1.10
Escrow Agreement                        Section 1.10
Escrow Value                            Section 7.4(g)(ii)
eStara Services                         Section 1.6(c)
eStara Revenue                          Section 1.6(c)
Excluded Adjustment                     Section 1.8(b)
Exclusively licensed                    Section 2.10(a)
GAAP                                    Section 2.5(a)
Holder                                  Section 6.1(a)
Indemnified Party                       Section 7.4(a)
Indemnifying Party                      Section 7.4(a)
Indemnity Escrow                        Section 1.10(a)
Ineligible Stockholder                  Section 1.6(b)(iv)
Ineligible Recipient                    Section 6.14(a)
Information Statement                   Section 6.4
Initially Surviving Corporation         Section 1.1

                 Term                          Section
                 ----                   --------------------
Intellectual Property Rights            Section 2.10(a)
Investor Questionnaire                  Section 3.7
Key Employee                            Section 8.3(j)
Leased Real Property                    Section 2.9(a)
Lock-Up Agreement                       Section 6.2(a)
Merger                                  Recitals
Merger Consideration                    Section 1.6(b)(i)
Merger Sub                              Preamble
Merger Sub 1                            Preamble
Merger Sub 2                            Preamble
Merger Sub 1 Common Stock               Section 1.6(f)
MGCL                                    Recitals
Open Source Materials                   Section 2.10(n)
Other Filings                           Section 6.3(a)
Parent                                  Preamble
Parent Charter Documents                Section 4.1(b)
Parent Claim                            Section 7.3(b)
Parent Common Stock                     Section 4.2(a)
Parent Disclosure Schedule              Article 4
Parent Financial Statements             Section 4.7
Parent Group                            Section 7.1
Parent SEC Documents                    Section 4.7
Per Share Merger Consideration          Section 1.6(b)(ii)
Specified Holder Permitted Transferee   Section 6.2(a)
Pre-Closing Tax Period                  Section 6.5(b)(i)
Principal Stockholders                  Preamble
Program Code                            Section 2.10(n)
Registrable Securities                  Section 6.1(a)
Registration Statement                  Section 6.1(b)
Rights Agreement                        Section 1.6(a)
SBA                                     Section 10.4
Second Articles of Merger               Section 1.2(a)
Second Step Agreement of Merger         Section 1.2(a)
Second Step Merger                      Recitals
Sell                                    Section 6.2(a)
Software                                Section 2.10(a)
Special Meeting                         Section 6.4
Specified Holder                        Article 3A
Stockholder Claim                       Section 7.3(b)
Stockholder Representative              Section 1.11
Stockholders Group                      Section 7.2
Straddle Period                         Section 6.5(b)(ii)
Survival Period                         Section 7.3
Surviving Corporation                   Section 1.3(b)
Third-Party Claims                      Section 7.4(d)

                 Term                          Section
                 ----                   --------------------
Threshold                               Section 7.4(g)(i)
Transaction Bonuses                     Section 1.8(d)
Transaction Expense                     Section 1.8(c)
Transmittal Certificate                 Section 1.12(a)
Treasury Regulations                    Section 1.15
Voting Agreements                       Recitals
Working Capital Escrow                  Section 1.10(b)

     1.19 CERTAIN DEFINITIONS. As used herein, the following terms shall have the following meanings:

          (a) "ACQUISITION PROPOSAL" shall mean any offer or proposal (other than an offer or proposal by Parent or either Merger Sub) relating to or involving: (i) any acquisition or purchase by any Person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership (as defined in Rule 13d-3 under the Exchange
Act) of more than 15% of the total number of outstanding voting securities of any Target Company; (ii) any tender offer or exchange offer that if consummated would result in any Person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) having beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 15% of the total number of outstanding voting securities of any Target Company; (iii) any merger, consolidation, business combination or similar transaction involving any Target Company pursuant to which the stockholders of the Company or such Subsidiary immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity of such transaction; (iv) any sale, lease, exchange, transfer, license (other than in the ordinary course of business), acquisition, or disposition of any material assets of any Target Company; or (v) any liquidation or dissolution of any Target Company.

          (b) "AFFILIATE" of a specified Person shall mean each other Person who controls, is controlled by, or is under common control with the specified Person.

          (c) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

          (d) "COMMERCIALLY AVAILABLE SOFTWARE" shall mean any commercially available third-party "off-the-shelf" software licensed to the Company on a non-exclusive basis.

          (e) "COMMON SHARE EQUIVALENT" shall mean each share of Company Common Stock (i) outstanding immediately prior to the Effective Time or (ii) into or for which each share of Company Capital Stock or Company Convertible Securities is convertible or exercisable as of the Effective Time.

          (f) "COMPANY AGREEMENTS" shall mean (i) the Second Amended and Restated Stockholders Agreement dated as July 27, 2001, as amended by the Amendment No. 1 to Second Amended and Restated Stockholders Agreement dated as of February 28, 2006, and (ii) the Second Amended and Restated Registration Rights Agreement dated as of July 27, 2001, as amended by the First Amendment to Second Amended and Restated Registration Rights Agreement dated as of October 10, 2001.

          (g) "COMPANY EMPLOYEE PLAN" shall mean any program, policy, practice, trust, Contract or other plan providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other benefits or remuneration of any kind, whether written or unwritten, funded or unfunded, which is or has been maintained, contributed to, or required to be contributed to, by any Target Company for the benefit of any Employee or any relative or dependent of any Employee, including (i) each "employee benefit plan" within the meaning of Section 3(3) of ERISA, (ii) any stock, stock option, stock appreciation right, stock purchase, bonus, deferred compensation, pension, profit-sharing, commission, retirement, severance, retention, change of control, or similar plan or Contract, and (iii) any provision in any staff handbook or written employment policies for any Target Company.

          (h) "COMPANY MATERIAL ADVERSE EFFECT" means any change, event, circumstance or effect (whether or not such change, event, circumstance or effect constitutes a breach of a representation, warranty or covenant regarding the Company in this Agreement) that is, or is reasonably likely to be, materially adverse to the business, assets (including intangible assets), capitalization, financial condition, operations or results of operations of the Target Companies, taken as a whole, exclusive of any effect arising from or related to: (i) any general condition affecting the industry in which the Company is engaged and that do not affect the Company disproportionately, as compared to other companies in such industry; (ii) the announcement or pendency of this Agreement or any of the transactions contemplated hereby, or the disclosure of the identity of Parent as the acquiror of the Company; (iii) any action taken by Company Stockholders or the Company at Parent's or either Merger Sub's request or pursuant to a requirement in the Transaction Documents; (iv) acts of war or terrorism; (v) general economic, political and financial market changes that do not affect the Company disproportionately; or (vi) any action (or failure to take any action) by Parent or either Merger Sub, except as required or contemplated by this Agreement.

          (i) "COMPANY OPTION" shall mean each outstanding unexercised option to purchase Company Stock, whether or not vested or fully exercisable, granted under any Company Option Plan.

          (j) "COMPANY OPTION PLAN(S)" shall mean the Company's 2002 Equity Incentive Plan.

          (k) "COMPANY WARRANT" shall mean each of those certain warrants to purchase Common Stock of the Company originally issued (i) on or about October 6, 2000 to Acon Venture Partners, L.P. and (ii) on or about July 24, 2002 to persons that currently are the holders of the Company's Series E Preferred Stock.

          (l) "CONFIDENTIAL INFORMATION" shall mean any information concerning the business and affairs of Parent and its Subsidiaries or the Target Companies, as the case may be, that is not already generally available to the public, other than (i) information which becomes generally available to the public other than as a result of a disclosure in violation of this

Agreement, and (ii) information which becomes available to the applicable Party on a non-confidential basis from a Person who is not known or reasonably suspected (in each case after reasonable inquiry) by such Party to be bound not to disclose the information. All information concerning the business and affairs of Parent and its Subsidiaries and the Target Companies (including the information contained in the Company Disclosure Schedule) shall be presumed to be Confidential Information, and the applicable Party who receives such Confidential Information shall have the burden of proving that any such information is not Confidential Information.

          (m) "CONTRACT" shall mean any contract, agreement, instrument, license, lease, mortgage, note, bond, debenture, indenture, guarantee, permit, franchise, concession, plan, option, warranty, purchase order, insurance policy, obligation, covenant, undertaking, arrangement or other legally binding commitment or of any nature, whether written or oral.

          (n) "EMPLOYEE" shall mean any current, former or retired employee, officer, director of the Company or any ERISA Affiliate.

          (o) "EMPLOYEE AGREEMENT" shall mean each management, employment, retention, severance, change-of-control, consulting, indemnification, relocation, repatriation, expatriation, visa, work permit or similar Contract between the Company or any ERISA Affiliate and any Employee or consultant, including any offer letter.

          (p) "ENCUMBRANCES" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, restrictive covenant, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset) and, in the case of leasehold real property, rent and service charges.

          (q) "ENVIRONMENTAL CLAIM" shall mean any written notice alleging potential liability (including potential liability for investigatory costs, cleanup costs, response or remediation costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (a) the presence, or release of any Environmental Material at any location, whether or not owned by that party or any of its Affiliates or
(b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law and which could reasonably be expected to have a Company Material Adverse Effect.

          (r) "ENVIRONMENTAL LAWS" shall mean any and all statutes, regulations and ordinances relating to the protection of public health, safety or the environment.

          (s) "ENVIRONMENTAL MATERIAL" shall mean PCBs, asbestos, petroleum and its by-products, any substance that has been designated by any Governmental Entity or by applicable law to be radioactive, toxic, hazardous or otherwise a danger to public health or the environment, and all other substances or constituents that are regulated by, or form the basis of liability under, any Environmental Law.

          (t) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          (u) "ERISA AFFILIATE" shall mean any other Person under common control with the Company within the meaning of Sections 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder.

          (v) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          (w) "FAMILY MEMBER" shall mean any spouse, parent, grandparent, child, grandchild or sibling or any other person sharing the same household.

          (x) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended.

          (y) "GOVERNMENTAL ENTITY" shall mean any court or any administrative, regulatory or governmental body, agency, commission, panel, authority, organization or instrumentality, whether domestic, foreign or international.

          (z) "IRS" shall mean the Internal Revenue Service.

          (aa) "KNOWLEDGE" with respect to the Company and a particular fact or matter, shall mean: (i) the actual awareness of such fact or matter by any officer or director of the Company or any of the following employees of the
Company: John Federman, Joseph Siegrist, and Laurence Stock, (ii) the awareness that any such officer, director or employee would be expected to obtain in the course of conducting a reasonably comprehensive investigation of matters within the scope of such person's responsibilities concerning the existence of such fact or matter, and (iii) any information contained in the Company's books and records that any such officer, director or employee would be expected to obtain in the course of such person's recent review of such books and records, and "KNOWN" shall have the corresponding meaning.

          (bb) "LEGAL REQUIREMENT" shall mean any federal, state, local, municipal, provincial, foreign, international or other law, statute, constitution, treaty, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

          (cc) "MULTIEMPLOYER PLAN" shall mean any Pension Plan (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA.

          (dd) "PARENT MATERIAL ADVERSE EFFECT" means any change, event, circumstance or effect (whether or not such change, event, circumstance or effect constitutes a breach of a representation, warranty or covenant regarding Parent in this Agreement) that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition, operations, results of operations or prospects of Parent; provided, however, that fluctuations in the trading price of the Parent Common Stock, in and of themselves, shall not constitute a Parent Material Adverse Effect, and exclusive of any effect arising from or related to: (i) any general condition affecting the industry in which Parent is engaged and that do not affect Parent disproportionately; (ii) the announcement or pendency of this Agreement or any of the transactions contemplated hereby; (iii) any action taken by Parent or either Merger Sub at the Company's request or pursuant to a requirement in the Transaction Documents; (iv) acts of war or terrorism; (v) general economic, political and financial market changes that do not affect Parent disproportionately, or (v) any action or omission by the Company.

          (ee) "PENSION PLAN" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

          (ff) "PERMITTED TRANSFER" shall mean a transfer as a gift, partnership distribution or other non-sale related transfer without consideration by a Holder to a Permitted Transferee.

          (gg) "PERMITTED TRANSFEREE" shall mean (i) with respect to a partnership, its partners or former partners in accordance with their partnership interests, (b) with respect to a corporation, its stockholders in accordance with their interest in the corporation, (c) with respect to a limited liability company, its members or former members in accordance with their interest in the limited liability company, and (d) with respect to an individual party, any Family Member of such party.

          (hh) "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

          (ii) "REQUIRED STOCKHOLDER VOTE" shall mean (i) the affirmative vote, at a meeting of the stockholders of the Company duly called in accordance with Company Charter Documents and Sections 2-502 and 2-104(b) of the MGCL, of the holders of a majority of the votes entitled to be cast by the holders of the outstanding shares of Company Capital Stock (voting together as a single class on an as-converted to Company Common Stock basis); and (ii) the affirmative vote or consent, as the case may be, of the holders of at least 60% of the Series C Preferred Stock, voting as a separate class.

          (jj) "SUBSIDIARY" of a specified entity shall mean any corporation, partnership, limited liability company, joint stock company, joint venture or other legal entity of which the specified entity (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity, partnership or other ownership interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

          (kk) "TARGET COMPANY" shall mean any of the Company and its Subsidiaries.

          (ll) "TAX" or "TAXES" shall mean any federal, state, local, municipal, provincial, foreign or international income, gross receipts, license, payroll, telecommunications, employment, excise, severance, stamp, stamp duty, stamp duty land tax, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

          (mm) "TAX RETURN" shall mean any return (including any land transaction return), declaration, report, claim for refund, notice, accounting computations, assessment, election or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (nn) "TRANSACTION DOCUMENTS" shall mean this Agreement, the Second Step Agreement of Merger, the Voting Agreements, the Escrow Agreement and each of the other agreements and instruments to be executed and delivered by any party in connection with the consummation of the transactions contemplated hereby.

                                    ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     As of the date of this Agreement and as of the Closing Date, the Company represents and warrants to Parent and each Merger Sub as set forth in this
Article 2, subject to any exceptions expressly stated in the disclosure schedule delivered by the Company to Parent dated as of the date hereof and certified on behalf of the Company by a duly authorized officer of the Company (the "COMPANY DISCLOSURE SCHEDULE"). Exceptions on the Company Disclosure Schedule shall specifically identify the representation to which they relate; provided, however, that any matter disclosed pursuant to one section or subsection of the Company Disclosure Schedule is deemed disclosed for such other sections or subsections of the Company Disclosure Schedule as, and only to the extent that, it is readily apparent that such matter relates to such other section or subsection of the Company Disclosure Schedule and the level of particularity and manner of disclosure of the matter expressly disclosed in one section or subsection of the Company Disclosure Schedule would make a reasonable person aware that such disclosure is relevant to such other sections or subsections.

     2.1 ORGANIZATION; SUBSIDIARIES.

          (a) Each Target Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (ii) has the requisite corporate or other power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted; and (iii) is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Company Material Adverse Effect. Part 2.1(a) of the Company Disclosure Schedule lists each Subsidiary of the Company and each jurisdiction where any Target Company is qualified or licensed to do business. Part 2.1(a) of the Company Disclosure Schedule indicates the jurisdiction of organization of each entity listed therein, the capitalization of each such entity (other than the

Company), and the ownership of all securities of such entity, including the direct or indirect equity interest of each Target Company therein (all of which are held free and clear of all Encumbrances).

          (b) Other than the Subsidiaries identified in Part 2.1(a) of the Company Disclosure Schedule, no Target Company owns any capital stock of, or any equity interest of any nature in, any Person. No Target Company has agreed or is obligated to make, or is bound by any written or oral Contract as in effect as of the date hereof or as may hereinafter be in effect under which it may become obligated to make any future investment in or capital contribution to any other Person. No Target Company has at any time been a general partner of any general partnership, limited partnership or other Person.

          (c) The Company has delivered or made available to Parent true and correct copies of the Articles of Incorporation and Bylaws of the Company and similar governing instruments of each of its Subsidiaries, each as amended to date (collectively, the "COMPANY CHARTER DOCUMENTS"), and each such instrument is in full force and effect. No Target Company is in violation of any of the provisions of the Company Charter Documents. The Company has delivered or made available to Parent all proposed or considered amendments to the Company Charter Documents that the Company intends to adopt on or prior to the Closing Date.

          (d) Part 2.1(d) of the Company Disclosure Schedule lists all of the current directors and officers (or equivalent) of each Target Company.

     2.2 COMPANY CAPITALIZATION.

          (a) The authorized capital stock of the Company consists solely of (i) 80,000,000 shares of Common Stock, par value $0.01 per share (the "COMPANY COMMON STOCK"), of which 23,485,901 shares are issued and outstanding on the date of this Agreement and (ii) 30,000,000 shares of Company Preferred Stock, of which (a) 213,440 are designated Series A Convertible Preferred Stock, par value $0.01 per share (the "COMPANY SERIES A PREFERRED STOCK"), all of which are issued and outstanding on the date of this Agreement, (b) 1,409,595 are designated Series B-1 Convertible Preferred Stock, par value $0.01 per share (the "COMPANY SERIES B-1 PREFERRED STOCK"), none of which are issued and outstanding on the date of this Agreement, (c) 1,373,191 are designated Series C-1 Convertible Preferred Stock, par value $0.01 per share (the "COMPANY SERIES C-1 PREFERRED STOCK"), all of which are issued and outstanding on the date of this Agreement, (d) 2,023,097 are designated Series C-2 Convertible Preferred Stock, par value $0.01 per share (the "COMPANY SERIES C-2 PREFERRED STOCK"), of which 2,023,091 are issued and outstanding on the date of this Agreement, (e) 1,956,565 are designated Series D Convertible Preferred Stock, par value $0.01 per share (the "COMPANY SERIES D PREFERRED STOCK"), all of which are issued and outstanding on the date of this Agreement, and (f) 7,000,000 are designated Series E Convertible Preferred Stock, par value $0.01 per share (the "COMPANY SERIES E PREFERRED STOCK"), of which 6,890,586 are issued and outstanding on the date of this Agreement. Except as aforesaid, there are no other authorized, issued or outstanding shares of capital stock of the Company. The outstanding shares of Company Capital Stock and Common Share Equivalents are held of record by the Persons named in Part 2.2(a) of the Company Disclosure Schedule in the amounts set forth opposite their respective names. All outstanding shares of Company Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or, except as provided in the Company Agreements (each of which will expire or be terminated in accordance with its terms at or before the Effective Time), any Contract to which any Target Company is a party or by which it is bound. There are no shares of Company Stock held in treasury by the Company.

          (b) The Company Option Plans are the only equity plans of any Target Company. Part 2.2(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option and Company Warrant outstanding on the date of this Agreement: (i) the name of the optionee or holder; (ii) the number and type of shares of Company Stock subject to such Company Option or Company Warrant; (iii) the exercise price of such Company Option or Company Warrant; (iv) the date on which such Company Option was granted or assumed; (v) the date on which such Company Option expires, (vi) if applicable, the Company Option Plan pursuant to which such Company Option was granted, and (vii) whether the exercisability of such Company Option will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of any such acceleration. The Company has made available to Parent accurate and complete copies of each Company Option Plan, each Company Warrant and each form of Contract evidencing any Company Options. Except as set forth in Part 2.2(b) of the Company Disclosure Schedule, there are no Contracts or arrangements of any character to which any Target Company is bound obligating any Target Company to accelerate the vesting of any Company Option as a result of any of the transactions contemplated hereby. All Company Options may be terminated by the Company as provided in Section 1.6(e)(i).

          (c) All securities of each Target Company have been issued and granted in compliance in all material respects with (i) all applicable securities laws and other applicable Legal Requirements and (ii) all requirements set forth in applicable Contracts.

          (d) Schedule II accurately sets forth as of the date of this Agreement, and any updated Schedule II delivered by the Company to Parent at the Closing will accurately set forth as of the Effective Time, the allocation of the Merger Consideration and the Escrow Fund to each Company Stockholder pursuant to the Articles of Incorporation of the Company and this Agreement.

     2.3 OBLIGATIONS WITH RESPECT TO CAPITAL STOCK. Except as set forth in Parts 2.2(b) and 2.3 of the Company Disclosure Schedule, there are no equity securities, partnership interests or other ownership interests of any class, or any securities exchangeable or convertible into or exercisable for any of the foregoing, issued, reserved for issuance or outstanding with respect to the Company or, except as set forth in Part 2.1(a) of the Company Disclosure Schedule, with respect to any other Target Company. Except as set forth in Part 2.2(b) or Part 2.3 of the Company Disclosure Schedule, there are no subscriptions, options, warrants, equity securities, convertible debt, partnership interests or other ownership interests, calls, rights (including preemptive rights) or Contracts of any character to which any Target Company is a party or by which it is bound obligating any Target Company to issue, deliver or sell, or repurchase, redeem or otherwise acquire, any equity securities, partnership interests or other ownership interests of any Target Company or obligating any Target Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right or Contract.

Except as provided in the Company Agreements, there are no registration rights, and there is no voting trust, proxy, rights agreement, "poison pill" anti-takeover plan or other Contract to which any Target Company is a party or by which it is bound with respect to any equity security of any class of the Company or any equity security, partnership interest or other ownership interest of any class of any other Target Company.

     2.4 AUTHORITY; NON-CONTRAVENTION.

          (a) The Company has all requisite corporate power and authority to enter into this Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and the Escrow Agreement and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to obtaining the Required Stockholder Vote for the adoption and approval of this Agreement and the Merger, and the filing of the Articles of Merger pursuant to the MGCL. The Required Stockholder Vote is sufficient for the Company's stockholders to approve and adopt this Agreement and approve the Merger, and no other approval of any holder of any securities of the Company is required in connection with the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Parent, each Merger Sub, the Company Stockholders and the Company Stockholder Representative, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity. Assuming the due authorization, execution and delivery of the Escrow Agreement by Parent, each Merger Sub, the Escrow Agent and the Company Stockholder Representative, the Escrow Agreement, when executed and delivered by the Company, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity.

          (b) The execution and delivery by the Company of this Agreement and the Escrow Agreement do not, and the performance by the Company of this Agreement and the Escrow Agreement will not, (i) conflict with or violate the Company Charter Documents, (ii) subject to compliance with the requirements set forth in Section 2.4(c), conflict with or violate any Legal Requirement applicable to any Target Company or by which any Target Company or any of its material properties or assets is bound or affected, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or materially impair a Target Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of the properties or assets of any Target Company pursuant to, any material Contract to which any Target Company is a party or by which any Target Company or its properties or assets are bound or affected. No consent, waiver or approval of any Person, nor any notice to any Person, is required to be obtained or made under any Contract to which any Target Company is a party or by which any Target Company or any of its properties or assets is bound or affected in connection with the execution and delivery by the Company of this Agreement or the performance of this Agreement by the Company, except for such consents, waivers, approvals and notices as have duly been obtained (under the Company Agreements or otherwise), or the lack of which, individually or in the aggregate, would not be material to the Company.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or other Person, is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for the filing of the Articles of Merger with the Secretary of State of the State of Maryland and appropriate documents with the relevant authorities of other states in which the Company is qualified or licensed to do business.

     2.5 FINANCIAL STATEMENTS.

          (a) Part 2.5 of the Company Disclosure Schedule includes complete and correct copies of (i) the unaudited consolidated balance sheets and statements of income, stockholders' equity and cash flows of the Company as of July 31, 2006 and for the seven months ended July 31, 2006 and (ii) the audited consolidated balance sheets and statements of income, stockholders' equity and cash flows of the Company as of December 31, 2003, 2004 and 2005 and for the fiscal years ended December 31, 2003, 2004 and 2005. Collectively, the financial statements referred to in the immediately preceding sentence are sometimes referred to herein as the "COMPANY FINANCIAL STATEMENTS," and the unaudited consolidated balance sheet of the Company as of July 31, 2006 is sometimes referred to herein as the "COMPANY BALANCE SHEET." Each of the Company Financial Statements (1) was prepared in accordance with GAAP, applied on a consistent basis throughout the periods involved, and (2) fairly presented the consolidated financial position of the Target Companies as at the respective dates thereof and the consolidated results of the Target Companies' operations and cash flows for the periods indicated, except that the unaudited Company Financial Statements referred to in clause (i) above may not contain all the footnotes required by GAAP, and were or are subject to normal and recurring year-end adjustments that the Company does not reasonably expect to be material, individually or in the aggregate.

          (b) The Company has not been notified by any accountant that such accountant is of the view that any of the Company Financial Statements should be restated or that the Company should modify its accounting for any period.

     2.6 NO UNDISCLOSED LIABILITIES. No Target Company has any material liabilities (absolute, accrued, contingent or otherwise), except for (a) liabilities and obligations shown on the Company Balance Sheet, (b) liabilities and obligations incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice, and (c) liabilities and obligations disclosed in this Agreement or the Company Disclosure Schedule. No Target Company has or will have as of or following the Closing any obligation or liability for earn-outs or other contingent payments payable to former owners of assets, stock or other interests acquired by any Target Company or otherwise arising out of previous transactions by any Target Company. Except as set forth in Part 2.6 of the Company Disclosure Schedule, the Target Companies do not have any material off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K of the SEC.

     2.7 ABSENCE OF CERTAIN CHANGES OR EVENTS.

          (a) Since the date of the Company Balance Sheet, there has not been:
(i) any Company Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of any Target Company's capital stock, or any purchase, redemption or other acquisition by any Target Company of any Target Company's capital stock or any other securities of any Target Company or any grant or issuance of any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any Target Company's capital stock, (iv) any granting by any Target Company of any increase in compensation or fringe benefits to any directors, officers, employees or consultants of any Target Company, or any payment by any Target Company of any bonus to any directors, officers, employees or consultants of any Target Company, (v) any acquisition, sale or transfer of any material asset by any Target Company other than software licenses granted by the Company to customers in the ordinary course of business and consistent with past practice,
(vi) any change by any Target Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, (vii) any material revaluation by any Target Company of any of its assets, including writing off notes or accounts receivable, (viii) any granting by any Target Company of any increase in severance or termination pay, (ix) any cancellation or termination of any development, licensing, distribution, sales, services or other similar Contract with respect to any Intellectual Property Rights (as defined in Section 2.10), except by the Company in the ordinary course of business consistent with past practice, (x) any cancellation, compromise, waiver or release of any right or claim (or series of rights or claims) involving more than $20,000, (xi) any material damage, destruction or loss (whether or not covered by insurance) to any property or assets material to the conduct of the business of any Target Company; (xii) any creation of any Encumbrance on any of the property or assets of any Target Company, (xiii) any capital expenditure in excess of $10,000,
(xiv) any creation of any indebtedness for borrowed money in excess of $10,000,
(xv) any entering into, amendment, modification, cancellation or termination of any material Contract other than in the ordinary course of business consistent with past practice or (xvi) entering into any Contract to do any of the foregoing.

     2.8 TAXES.

          (a) Each Target Company has filed all Tax Returns that it was required to file under applicable Legal Requirements and has complied with all Legal Requirements in respect of all Taxes. All such Tax Returns were correct and complete in all material respects and were prepared in substantial compliance with all applicable Legal Requirements. All Taxes due and owing by any Target Company (whether or not shown on any Tax Return) have been paid. No Target Company is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Governmental Entity in a jurisdiction where a Target Company does not file Tax Returns that such Target Company is or may be subject to taxation by that jurisdiction. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of any Target Company.

          (b) Each Target Company has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) No foreign, federal, state, or local tax audits or administrative or judicial Tax proceedings are pending or, to the Company's Knowledge, being conducted with respect to any Target Company. No Target Company has received from any foreign, federal, state, or local Governmental Entity (including jurisdictions where such Target Company has not filed Tax Returns) any (i) written notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Taxing authority against any Target Company. Part 2.8(c) of the Company Disclosure Schedule lists all foreign, federal, state and local income Tax Returns filed with respect to any Target Company for taxable periods ended on or after December 31, 1999, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of an audit. The Company has delivered to Parent correct and complete copies of all such Tax Returns and all examination reports, and statements of deficiencies assessed against or agreed to by any Target Company since December 31, 1999.

          (d) No Target Company has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) Part 2.8(e) of the Company Disclosure Schedule sets forth the Company's good faith estimate of the aggregate amount that will be deemed to be an "excess parachute payment" within the meaning of Code Section 280G (and any corresponding provision of state, local or foreign Tax law) if all amounts payable hereunder are actually paid. Unless the Company Stockholders approve such payments in accordance with Code Section 280G, such amount will not be fully deductible as a result of Code Section 162(m) (and any corresponding provision of state, local or foreign Tax law).

          (f) No Target Company has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each Target Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. No Target Company is a party to or bound by any Tax allocation or sharing Contract. No Target Company (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than any Target Company) under Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

          (g) To the Company's knowledge, Part 2.8(g) of the Company Disclosure Schedule sets forth the following information with respect to each Target Company (or, in the case of clause (B) below, with respect to each of the Company's Subsidiaries) as of the most recent practicable date (but not earlier than December 31, 2005) (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Target Company in its assets; (B) the basis of the Company in the stock of each Subsidiary (or the amount of any excess loss account); (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to each Target Company; and (D) the amount of any deferred gain or loss allocable to each Target Company arising out of any intercompany transaction.

          (h) The unpaid Taxes of the Target Companies (A) did not, as of the date of the Company Balance Sheet, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target Companies in filing their Tax Returns. Since the date of the Company Balance Sheet, no Target Company has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

          (i) No Target Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

               (i) change in method of accounting for a taxable period ending on or prior to the Closing Date;

               (ii) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date;

               (iii) intercompany transaction or excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law);

               (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or

               (v) prepaid amount received on or prior to the Closing Date.

          (j) No Target Company has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code
Section 361.

          (k) No Target Company has engaged in any transaction that constitutes a listed reportable or substantially similar transaction as described under
Section 6011 of the Code and Treasury regulations promulgated thereunder.

     2.9 TITLE TO PROPERTIES.

          (a) No Target Company holds any interest in real property, other than the leaseholds described in Part 2.9 of the Company Disclosure Schedule (such property being the "LEASED REAL PROPERTY"). Part 2.9 of the Company Disclosure Schedule lists all real property leases (including underleases, serviced office Contracts and any licenses, consents and approvals required from the landlords and any superior landlords with respect to any such lease) to which any Target Company is a party and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a claim against any Target Company in excess of $10,000. Such leases permit the current occupation and use of such real property by the Target Companies. The Leased Real Property comprises all the real property occupied or otherwise used by the Target Companies.

          (b) Each Target Company has good and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Encumbrances except for liens for Taxes not yet due and payable and such Encumbrances, if any, which are not, individually or in the aggregate, material in character, amount or extent. The Leased Real Property is free of any tenancy, sub-tenancy, license or other Contract entitling a person other than the Target Companies to occupy the whole or any part. There are no outstanding actions, disputes, claims or demands between any Target Company and any third party affecting the Leased Real Property or any neighboring property or any boundary walls and fences, or with respect to any easement, right or means of access to the Leased Real Property. To the Knowledge of the Company, there is no resolution, proposal, scheme or order, whether or not formally adopted, that would materially interfere with the use or occupation of, or access to, the Leased Real Property by the Target Companies.

          (c) All of the tangible properties and assets of the Target Companies are in adequate operating condition to conduct the operations of the Target Companies in substantially the same manner as currently conducted.

          (d) Except as set forth in the leases set forth in Part 2.9 of the Company Disclosure Schedule, no Target Company has any material liability, actual or contingent, arising directly or indirectly out of any Contract, underlease, tenancy, conveyance, transfer or any other deed or document relating to real property or to any estate or interest in real property entered into by any Target Company including any actual or contingent liability arising directly or indirectly out of (i) any estate or interest held by any Target Company as original lessee or underlessee; (ii) any guarantee given by any Target Company in relation to a lease or underlease; or (iii) any other covenant made by any Target Company in favor of any lessor or head lessor.

     2.10 INTELLECTUAL PROPERTY.

          (a) For purposes of this Agreement, "INTELLECTUAL PROPERTY RIGHTS" shall mean all intellectual property rights anywhere in the world held or used (whether or not owned) by any Target Company in the conduct of its business, including: (i) all trademarks, service marks, trade names, Internet domain names, trade dress, and the goodwill associated therewith, and all registrations or applications for registration thereof (collectively, the "COMPANY MARKS");
(ii) all patents, patent applications and continuations, industrial design registrations and applications therefor (collectively, the "COMPANY PATENTS");
(iii) all copyrights, database rights and moral rights in both published works and unpublished works, including all such rights in software, user and training manuals, marketing and promotional materials, websites, internal reports, business plans and any other expressions, mask works, firmware and videos, whether registered or unregistered, and all registrations or applications for registration thereof (collectively, the "COMPANY COPYRIGHTS"); and (iv) trade secret and confidential information, including such rights in inventions (whether or not reduced to practice), know-how, customer lists, technical information, proprietary information, technologies, processes, formulae, software, data, plans, drawings and blue prints, whether tangible or intangible and whether stored, compiled, or memorialized physically, electronically, photographically or otherwise (collectively, the "COMPANY SECRET INFORMATION"). For purposes of this Section 2.10, "SOFTWARE" shall mean any and all: (w) computer programs and applications, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (x) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (y) descriptions, flow-charts, library functions, algorithms, architecture, structure, display screens and development tools, and other information, work product or tools used to design, plan, organize or develop any of the foregoing and (z) all documentation, including user manuals and training materials, relating to any of the foregoing. For purposes of this Section 2.10, "EXCLUSIVELY LICENSED" shall mean licensed or entitled to use pursuant to a Contract that imposes any restriction (whether by territory, field, market, period of time or other criterion) on the licensor's right to use, or grant licenses to third parties with respect to, any Intellectual Property Right in connection with the Contract.

          (b) Part 2.10(b) of the Company Disclosure Schedule contains a true, complete and correct list of all the software that any Target Company licenses or has licensed or otherwise makes or has made available to customers, including all modules, components, add-ons and other options, and separately identifies
(i) each item of third-party software that constitutes or has constituted an element of any of the foregoing and (ii) each license or other Contract with respect to each such item of third-party software. Part 2.10(b) of the Company Disclosure Schedule contains a true, complete and correct list of all other third-party software used by any Target Company (other than Commercially Available Software) and indicates each license or other Contract with respect to such third-party software (other than Commercially Available Software).

          (c) The Company or another Target Company: (i) owns all right, title and interest in and to the Intellectual Property Rights, free and clear of all Encumbrances (other than licenses to customers of any Target Company required to be disclosed (or specifically exempted from disclosure) pursuant to Section 2.16(e) and distribution and reseller Contracts required to be disclosed (or specifically exempted from disclosure) pursuant to Section 2.16(f)), or (ii) is licensed to use, or otherwise possesses legally valid and enforceable rights to use, the Intellectual Property Rights that it does not so own; provided that, in the case of Intellectual Property Rights consisting of patents and patent applications, such representation is made to the Company's Knowledge. With respect to (i) each registered Company Mark, (ii) each material unregistered Company Mark, (iii) each Company Patent and (iv) each registered Company Copyright, Part 2.10(c) of the Company Disclosure Schedule sets forth (A) a complete and correct list of each of the foregoing which is owned by the Company or another Target Company (which list identifies the owner thereof), (B) a complete and correct list of each of the foregoing which is exclusively licensed to the Company or another Target Company (which list identifies the applicable license or other Contract and the licensee or entitlement holder), and (C) a complete and correct list of each of the foregoing which is material to any product, service or operation of the Company and which the Company or another Target Company is licensed or otherwise entitled to use (which list identifies the applicable license or other Contract and the licensee or entitlement holder). The Target Companies have made all necessary filings, recordations and payments to maintain their interests in the Intellectual Property Rights owned or licensed (but only to the extent that such filing, recordation or payment obligations are imposed by the license or other Contract therefor) by any Target Company, except where the omission to make such a filing or recordation (but not payment) can be cured without undue effort or expense, except to the extent that the Company has made a business judgment prior to the date of this Agreement not to continue to register or maintain (or prosecute applications for) patents, registered copyrights, registered trademarks or registered service marks which are not currently used by any Target Company. None of the products, services or technology developed, used, sold, offered for sale or licensed or proposed for development, use, sale, offer for sale or license by any Target Company infringes, violates, passes off on or otherwise misuses or has infringed, violated, passed off on or otherwise misused any intellectual property rights of any Person; provided, in the case of intellectual property rights of any third person consisting of patents and patent applications, such representation is made to the Company's Knowledge. Except as set forth in Part 2.10(c) of the Company Disclosure Schedule, the Company has received no written notice of any claim that any of the products, services or technology developed, used, sold, offered for sale or licensed or proposed for development, use, sale, offer for sale or license by any Target Company infringes, violates, passes off on or otherwise misuses or has infringed, violated, passed off on or otherwise misused any intellectual property rights of any third party. Except as set forth in Parts 2.10(c) or 2.10(n) of the Company Disclosure Schedule, no Target Company requires or has required any additional intellectual property rights of any third party in order to develop, use, sell, offer for sale or license its products or services or in relation to the processes employed by the Target Companies in connection with the operation of their respective businesses, other than commercially available intellectual property rights that are not material in amount or expense.

          (d) All the issued Company Patents owned by or exclusively licensed to any Target Company are subsisting and, to the Company's Knowledge, are valid. To the Company's Knowledge, (i) all the material issued Company Patents not owned by or exclusively licensed to any Target Company are valid and subsisting, (ii) if and when the Company Patents owned by any Target Company that have not been issued are so issued, such Company Patents will be valid and subsisting, (iii) none of the issued Company Patents owned by or exclusively licensed to any Target Company is being or has been infringed, (iv) none of the material issued Company Patents not owned by or exclusively licensed to any Target Company is being or has been infringed, (v) none of the Company Patents owned by or exclusively licensed to any Target Company that have not been issued would have been infringed had they been issued, and (vi) neither the validity nor the enforceability of any of the foregoing has been challenged by any Person.

          (e) All the Company Marks owned by or exclusively licensed to any Target Company are subsisting and, to the Company's Knowledge, are valid. To the Company's Knowledge, (i) all of the material Company Marks not owned by or exclusively licensed to any Target Company are valid and subsisting, (ii) none of the Company Marks owned by or exclusively licensed to any Target Company is being or has been infringed, violated, passed off on or otherwise misused or diluted, (iii) none of the material Company Marks not owned by or exclusively licensed to any Target Company is being or has been infringed, violated, passed off on or otherwise misused or diluted, (iv) none of the Company Marks is being or has been opposed or challenged, and (v) no proceeding has been commenced or threatened or is reasonably anticipated that would seek to prevent the use by any Target Company of any such Company Mark.

          (f) To the Company's Knowledge, all the Company Copyrights, whether or not registered, owned by or exclusively licensed to any Target Company are valid and, once registered, enforceable. To the Company's Knowledge, (i) all the material Company Copyrights, whether or not registered, not owned by or exclusively licensed to any Target Company, are valid and, once registered, enforceable, (ii) none of the Company Copyrights owned by or exclusively licensed to any Target Company is being or has been infringed, and the validity of such Company Copyrights is not being and has not been challenged or threatened in any way, (iii) none of the material Company Copyrights not owned by or exclusively licensed to any Target Company is being or has been infringed, and the validity of such Company Copyrights is not being and has not been challenged or threatened in any way, and (iv) no proceeding has been commenced or threatened or is reasonably anticipated that would seek to prevent the use by any Target Company of any such Company Copyright. No Person has any moral rights in any of the Intellectual Property Rights owned by any Target Company.

          (g) The Target Companies have taken commercially reasonable measures to protect the secrecy, confidentiality and value of the Company Secret Information, consistent with prevailing practices in the software industry sector in which the Target Companies operate. To the Company's Knowledge, no Company Secret Information has been used, divulged or appropriated for the benefit of any Person (other than any Target Company) or otherwise misappropriated.

          (h) No Intellectual Property Right is subject to any outstanding order, proceeding (other than pending proceedings pertaining to uncontested applications for patent, trademark or copyright registration) or stipulation that restricts in any manner the licensing thereof by any Target Company; provided that, in the case of Intellectual Property Rights licensed to the Company, such representation is made to the Company's Knowledge.

          (i) To the Company's Knowledge, none of the present or former employees or consultants engaged in the development of Intellectual Property Rights (including software) or in performing sales and marketing functions on behalf of any Target Company is or was obligated under any Contract with any third party which conflicts or did conflict with such employee's or consultant's rights to develop Intellectual Property Rights (including software) or engage in such sales and marketing functions on behalf of any Target Company.

          (j) Except as set forth in Part 2.10(j) of the Company Disclosure Schedule, all present and former contractors, agents and consultants of each Target Company who are or were involved in the creation of any of the Intellectual Property Rights on behalf of a Target Company, and all present and former employees of each Target Company, have executed an assignment of inventions agreement to vest in the Company or its Subsidiary, as appropriate, exclusive ownership of the Intellectual Property Rights so created by them, and such assignment includes a complete, perpetual and irrevocable waiver of moral rights by all authors of any applicable Company Copyrights, to the extent allowed by applicable law. All present and former contractors, agents and consultants of each Target Company who have or have had access to Company Secret Information, and all present and former employees of any Target Company, have executed nondisclosure agreements to protect the confidentiality of Company Secret Information.

          (k) Without limiting the generality of the foregoing, all the software that any Target Company licenses or licensed or otherwise makes or made available to customers was: (i) developed by employees of a Target Company within the scope of their employment and subject to their obligation to assign inventions and patents therein; or (ii) developed by independent contractors or consultants who assigned all of their right, title and interest in and to that software to the Company; or (iii) otherwise acquired or licensed by the Company from a third party by a Contract that is disclosed in Part 2.10(c) of the Company Disclosure Schedule or under an Open Source license listed in Part 2.10(n) of the Company Disclosure Schedule, and in each case under clauses (i) and (ii) complete, perpetual and irrevocable waivers of moral rights were obtained from all authors of such software, to the extent allowed by applicable law.

          (l) No funding or grant provided to any Target Company by any third party has affected or will affect, in any manner, the Intellectual Property Rights, and no such third party has any right, title or interest in the Intellectual Property Rights.

          (m) All material Contracts relating to the Intellectual Property Rights to which a Target Company is a party are in full force and effect, except such as have expired naturally at the end of their terms and are not material to the Company. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of any such Contract. Each Target Company is in material compliance with, and has not materially breached any term of any of such Contracts, and, to the Company's Knowledge, all other parties to such Contracts are in compliance in all material respects with, and have not materially breached any term of, such Contracts. Following the Closing Date, the Surviving Corporation and its Subsidiaries will be permitted to exercise all of the rights of the Target Companies under such Contracts to the same extent the Target Companies would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Target Companies would otherwise have been required to pay.

          (n) Part 2.10(n) of the Company Disclosure Schedule lists all Open Source Materials (as defined below) used by any Target Company in any way, and describes the manner in which such Open Source Materials have been or are currently used. Such description includes whether (and, if so, how) the Open Source Materials were embedded, linked (including dynamic linking), modified and/or distributed by any Target Company and whether and the extent to which each of the Open Source Materials was used to develop, distribute or design any Target Company products to link with (including dynamic linking at runtime) or access in any way (whether by calls, execution branching, interprocess control or other technique of any kind whatsoever) any Open Source Materials. Except as set forth in Part 2.10(n) of the Company Disclosure Schedule, the Target Companies have not (i) incorporated Open Source Materials into, or combined Open Source Materials with, any Intellectual Property Rights or any Target Company products, (ii) distributed Open Source Materials in conjunction with any Intellectual Property Rights or any Target Company products or (iii) used Open Source Materials that create, or purport to create, obligations for any Target Company with respect to Intellectual Property

Rights or any Target Company products or grant, or purport to grant, to any third party, any rights or immunities under Intellectual Property Rights (including using any Open Source Materials that require, as a condition of use, modification and/or distribution of such Open Source Materials that other software incorporated into, derived from or distributed with such Open Source Materials be (A) made available or distributed in source code form; (B) licensed for the purpose of making derivative works; (C) licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind; or (D) redistributable at no charge). No Intellectual Property Right or Company product is subject to the terms of license of any such Open Source Materials. Except as set forth in Part 2.10(n) of the Company Disclosure Schedule, no Target Company has used Program Code (as defined below) that includes the Linux kernel version
2.4 or any later version. "OPEN SOURCE MATERIALS" means any software, library, utility, tool or other computer or program code (collectively, "PROGRAM CODE") that is licensed or distributed as "free software", "freeware", "open source software" or under any terms or conditions that impose any requirement that any software using, linked with, incorporating, distributed with, based on, derived from or accessing Program Code: (i) be made available or distributed in source code form; (ii) be licensed for the purpose of making derivative works; (iii) be licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind; or (iv) be redistributable at no charge. Open Source Materials shall include any Program Code licensed or distributed under any of the following licenses or distribution models or similar licenses or distribution models: the GNU General Public License (GPL), GNU Lesser General Public License or GNU Library General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License, (SCSL), the Sun Industry Standards License
(SISL) and the Apache License.

          (o) Part 2.10(o) of the Company Disclosure Schedule lists each item of Commercially Available Software used by the Company for which the aggregate fees have exceeded, or are reasonably expected to exceed, $2,500 per year or $10,000 for a perpetual license (regardless of the number of sites, users, seats, installed CPUs or other measurement criteria).

     2.11 COMPLIANCE WITH LAWS.

          (a) Since January 1, 2000, no Target Company has been in conflict with, or in default or violation of (i) any material Legal Requirement applicable to such Target Company or by which such Target Company or any of its properties or assets was or is bound or affected, or (ii) any material Contract to which such Target Company was or is a party or by which such Target Company or any of its properties or assets was or is bound or affected. No investigation or review by any Governmental Entity is pending or, to the Company's Knowledge, has been threatened or is reasonably anticipated against any Target Company, nor, to the Company's Knowledge, has any Governmental Entity indicated an intention to conduct an investigation of any Target Company. There is no Contract, judgment, injunction, order or decree binding upon any Target Company which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of any Target Company, any acquisition of material property by any Target Company or the conduct of business by any Target Company as currently conducted.

          (b) The Target Companies hold all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities that are material to or required for the operation of the business of the Target Companies as currently conducted (collectively, the "COMPANY PERMITS"). The Target Companies are in compliance, in all material respects, with the terms of the Company Permits.

     2.12 LITIGATION. Except as disclosed in Part 2.12 of the Company Disclosure Schedule, there are no claims, suits, actions or proceedings pending or, to the Company's Knowledge, threatened against, relating to or affecting any Target Company, before any Governmental Entity or any arbitrator. No Governmental Entity has at any time challenged or questioned in a writing delivered to any Target Company the legal right of any Target Company to design, offer or sell any of its products or services in the present manner or style thereof or otherwise to conduct its business as currently conducted or that otherwise has had or is reasonably likely to have a Company Material Adverse Effect. To the Company's Knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, cause or provide a bona fide basis for a director or executive officer of any Target Company to seek indemnification from any Target Company.

     2.13 EMPLOYEE BENEFIT PLANS.

          (a) Part 2.13(a) of the Company Disclosure Schedule contains an accurate and complete list of each Company Employee Plan and each Employee Agreement, including a list of each document comprising or embodying any material part thereof or relating thereto, and each staff handbook or written employment policies for each Target Company. Except as disclosed in Part 2.13(a) of the Company Disclosure Schedule, no Target Company is paying compensation or other payment to any former Employee (or relative or dependent) or former consultant.

          (b) The Company has made available to Parent accurate and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the IRS, the most recent annual report (Form 5500, with all applicable attachments), and all related trust, insurance and other funding Contracts that implement each Company Employee Plan (to the extent applicable), and all documents embodying each Employee Agreement.

          (c) Each of the Company and its ERISA Affiliates has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and the Company has no Knowledge of any default or violation by any other party to, each Company Employee Plan or Employee Agreement, and each Company Employee Plan has been maintained, funded and administered in all material respects in accordance with its terms and in compliance in form and in operation with all applicable Legal Requirements (including ERISA and the Code), including the maintenance of reasonably accurate records. Each Company Employee Plan that is intended to meet the requirements of a "qualified plan" under Section 401(a) of the Code has received a written determination, advisory or opinion letter from the IRS that such Company Employee Plan is so qualified, and nothing has occurred since the date of such determination or letter that could reasonably be expected to adversely affect the qualified status of such plan; (iii) no "prohibited transaction," within the meaning of Section

4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits, claims, proceedings or investigations pending, or, to the Company's Knowledge, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan and, to the Knowledge of the Company, there are no facts or circumstances which may give rise to any such action, suit, claim, proceeding or investigation. Each Company Employee Plan can be amended, terminated or otherwise discontinued either before or after the Effective Time in accordance with its terms, without liability to Parent, the Surviving Corporation, the Company or any of their ERISA Affiliates (other than ordinary administration expenses typically incurred in a termination event and payment of benefits pursuant to such Company Employee
Plan). Except as set forth in Part 2.13(c) of the Company Disclosure Schedule, all contributions due from the Company or any ERISA Affiliate with respect to any of the Company Employee Plans have been made as required under ERISA or have been accrued on the Company Balance Sheet and no further contributions will be due or will have accrued thereunder as of the Closing Date.

          (d) Neither any Target Company nor any ERISA Affiliate contributes to, has any obligation to contribute to, or has any liability under or with respect to any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

          (e) Neither any Target Company nor any ERISA Affiliate contributes to, has any obligation to contribute to, or has any liability (including withdrawal liability as defined in ERISA Section 4201) under or with respect to any Multiemployer Plan.

          (f) No Company Employee Plan or Employee Agreement provides, or has any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA, Part 6 of Title I of ERISA or other applicable statute.

          (g) Neither the Company nor any ERISA Affiliate has in any material respect violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of law applicable to any Employees.

          (h) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, loss of rights, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

          (i) Each Company Employee Plan required to be listed in Part 2.13(a) of the Company Disclosure Schedule that is a "nonqualified deferred compensation plan" (as defined in Section 409A(d)(1) of the Code) and was in existence prior to October 3, 2004, has not been "materially modified" (within the meaning of Section 885(d)(2)(B) of the American Jobs Creation Act of 2004 and any applicable guidance issued thereunder) since October 3, 2004, in a manner which would cause amounts deferred in taxable years beginning before January 1, 2005, under such plan to be subject to Section 409A of the Code. Each Company Employee Plan required to be listed in Part 2.13(a) of the Company Disclosure Schedule that is a "nonqualified deferred compensation plan" (as defined in Section 409A(d)(1) of the Internal Revenue Code) and which has not been terminated has been operated since January 1, 2005 in good faith compliance with the provisions of Section 409A of the Code, Notice 2005-1 and the proposed regulations issued under
Section 409A.

     2.14 EMPLOYMENT MATTERS.

          (a) Each Target Company: (i) is in compliance in all material respects with all applicable Legal Requirements respecting employment, employment practices, immigration, terms and conditions of employment and wages and hours;
(ii) has withheld all amounts required by any Legal Requirement or by Contract to be withheld from the wages, salaries and other payments to Employees; (iii) has properly classified independent contractors for purposes of all applicable Legal Requirements; (iv) is not liable for any arrears of wages or any Taxes (other than wages (and Taxes thereon) which have accrued in the ordinary course of business but which are not yet payable) or any penalty for failure to comply with any of the foregoing; and (v) is not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security, withholdings or remittances applicable to employee wages, or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or, to the Company's Knowledge, threatened actions, suits, claims or proceedings against any Target Company under any workers' compensation policy or long-term disability policy. To the Company's Knowledge, no Employee or consultant of any Target Company has violated any employment, consulting, non-disclosure, non-competition, non-solicitation or other Contract by which such Employee is bound (nor any Legal Requirement relating to unfair competition, trade secrets or proprietary information) as a result of providing services to any Target Company or disclosing or using any information in connection with such services. There are no controversies pending or, to the Company's Knowledge, threatened between any Target Company and any Employee that would be reasonably likely to be material to any Target Company. Except as set forth on Part 2.14(a) of the Company Disclosure Schedule, no Target Company has any Employee Agreement currently in effect that is not terminable at will by a Target Company without any payment pursuant thereto or in connection therewith (other than agreements for the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). No Target Company will have any liability to any Employee or to any other Person as a result of the termination of any employee leasing Contract.

          (b) No work stoppage, labor strike, slowdown, lockout or other labor dispute against any Target Company is pending or, to the Company's Knowledge, threatened. No Employee of any Target Company is represented by any union or other labor organization. The Company has no Knowledge of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the Company's Knowledge, threatened relating to any labor, safety or discrimination matters involving any Employee, including charges of unfair labor practices or discrimination complaints. No Target Company has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. No Target Company is or has been a party to, or bound by, any collective bargaining or union Contract with respect to Employees, and no collective bargaining or union Contract is being negotiated by any Target Company.

          (c) No Target Company has taken any action that could constitute a mass layoff, group termination, mass termination, or plant closing which may trigger notice requirements or liability under any Legal Requirement, including collective dismissal laws.

     2.15 ENVIRONMENTAL MATTERS.

          (a) Each Target Company is in compliance in all material respects with all applicable Environmental Laws. No Target Company has received any written communication that alleges that any Target Company is not in compliance with applicable Environmental Laws. To the Knowledge of the Company, there are no circumstances that may prevent or interfere with compliance by any Target Company with all applicable Environmental Laws. All Company Permits and other governmental authorizations currently held by any Target Company pursuant to any Environmental Law are in full force and effect, the Target Companies are in compliance in all material respects with all of the terms of such Company Permits and authorizations, and no other Company Permits or authorizations are required by any Target Company for the conduct of their respective businesses. The management, handling, storage, transportation, treatment and disposal by the Target Companies of all Environmental Materials have been in compliance in all material respects with all applicable Environmental Laws.

          (b) There is no Environmental Claim pending or, to the Company's Knowledge, threatened or reasonably anticipated against or involving any Target Company or, to the Company's Knowledge, against any Person whose liability for any Environmental Claim any Target Company has or may have retained or assumed either contractually or by operation of law, nor, to the Company's Knowledge, is there any circumstance that might form the basis for any Environmental Claim.

     2.16 CERTAIN CONTRACTS. Except as otherwise set forth in the applicable lettered subsection of Part 2.16 of the Company Disclosure Schedule, no Target Company is a party to or is bound by any:

          (a) Contract any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (b) Contract of indemnification (other than licenses to customers of any Target Company required to be disclosed (or specifically exempted from disclosure) pursuant to Section 2.16(e)), any guaranty by a Target Company or any instrument evidencing indebtedness by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, or otherwise;

          (c) Contract containing covenants purporting to limit or which effectively limit any Target Company's freedom to compete in any line of business or in any geographic area or which would so limit Parent, the Company or the Surviving Corporation or any of their respective Subsidiaries after the Effective Time or granting any exclusive distribution or other exclusive rights;

          (d) Contract relating to the disposition or acquisition by any Target Company of assets not in the ordinary course of business, including by means of any merger, consolidation or the like;

          (e) Contract with any customer with continuing obligations, including, without limitation, any requirements to provide professional services or to do customization or provide platform transfer rights, involving more than $20,000 in any twelve-month period in any individual case;

          (f) development, licensing, distribution, resale or other Contract with regard to the development, acquisition, licensing, distribution or resale of any Intellectual Property Rights, other than (i) licenses to customers of any Target Company required to be disclosed (or specifically exempted from disclosure) pursuant to Section 2.16(e), (ii) Contracts required to be disclosed pursuant to Section 2.10, and (iii) Contracts under which a Target Company licenses Commercially Available Software from a third party;

          (g) Contract to forgive any indebtedness in excess of $10,000 of any Person to any Target Company;

          (h) loan Contract, promissory note or other evidence of indebtedness for borrowed money;

          (i) Contract (other than Contracts disclosed pursuant to Section 2.10) pursuant to which any Target Company (A) uses any intellectual property of any third party that is material to the operation of its business (other than Commercially Available Software), (B) incorporates any third-party intellectual property in any of its products; or (C) has granted to any third party an exclusive license of any Intellectual Property Rights owned by any Target Company or any license of source code (including customary source code escrow Contracts entered into in the ordinary course of business);

          (j) Contract (other than Contracts disclosed pursuant to Section 2.10) which may obligate any Target Company to make aggregate payments in excess of $25,000 to any third party during the period from the date of this Agreement to December 31, 2008;

          (k) Contract (other than Contracts disclosed pursuant to Section 2.10) pursuant to which any Target Company (A) reasonably expects to receive aggregate payments in excess of $50,000 during the period from the date of this Agreement to December 31, 2007 or (B) reasonably expects to recognize revenue in such aggregate amount during such period;

          (l) Contract currently in force providing for capital expenditures by any Target Company in excess of $10,000;

          (m) power of attorney or agency Contract;

          (n) other Contract that cannot be terminated by the Target Company party thereto within 30 days without any liability or obligation in excess of $20,000;

          (o) other Contract entered into outside the ordinary course of business or at other than arm's length; or

          (p) other Contract currently in effect that is material to any Target Company's business as presently conducted or proposed to be conducted.

     Each Contract that is required to be disclosed in the Company Disclosure Schedule pursuant to this Section 2.16 or otherwise shall be referred to herein as a "COMPANY CONTRACT." Each Company Contract is valid and in full force and effect in accordance with its terms. No Target Company, nor to the Company's Knowledge, any other party thereto, is in breach, violation or default under, and no Target Company has received written notice alleging that it has breached, violated or defaulted under, any of the terms or conditions of any Company Contract in such a manner as would permit any other party thereto to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies for any or all such alleged breaches, violations, or defaults.

     2.17 RELATED-PARTY MATTERS. No stockholder, director, officer or employee of any Target Company (nor, to the Knowledge of the Company, any Person affiliated or associated with any of the foregoing or in which any of the foregoing has any interest, nor any Family Member of any of the foregoing) (i) has any interest, direct or indirect, in (A) any customer, supplier or competitor of any Target Company, (B) any other Person with whom any Target Company has a material business relationship (other than any interest arising solely from the ownership of less than 1% of the publicly traded securities of any Person), or (C) any Intellectual Property Rights or any other assets or property, real or personal, tangible or intangible, used in or pertaining to the business of the Target Companies (other than any interest arising solely through the ownership of any Company Stock) or (ii) is or was a party to or has or had any interest, direct or indirect, in any Contract or other transaction with any Target Company (other than (W) compensation paid to any employee who is not a director or officer of any Target Company, (X) benefits available generally on the same terms to all employees of the Target Companies, (Y) grants of options disclosed in Part 2.2(b) of the Company Disclosure Schedule, and (Z) reimbursement for reasonable expenses incurred on behalf of any Target Company).

     2.18 BROKERS' AND FINDERS' FEES. Other than as set forth in Part 2.18 of the Company Disclosure Schedule, there are no Transaction Expenses and no Target Company has incurred, nor will any of them incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.19 INSURANCE. Part 2.19 of the Company Disclosure Schedule sets forth a description of each insurance policy or bond which provides coverage for any Target Company. Each Target Company has provided notice to its insurers in accordance with the applicable insurance policies or bonds of all potential claims of which such Target Company has Knowledge, and there is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies have been paid, and each Target Company is otherwise in compliance in all material respects with the terms of such policies and bonds. To the Knowledge of the Company, there has been no threatened or reasonably anticipated termination of, or material premium increase with respect to, any of such policies. No Target Company has incurred any material uninsured loss or casualty, nor does the Company have Knowledge of any circumstance or occurrence that could result in a material uninsured loss or casualty for any Target Company. No Target Company has made any knowing or intentional misrepresentation of, or knowingly or intentionally omitted to disclose, any material fact to any of its insurers that might justify denial by such insurer of any coverage under any such policy or bond.

     2.20 CUSTOMERS; ACCOUNTS RECEIVABLE.

          (a) Part 2.20 of the Company Disclosure Schedule lists each customer of each Target Company from which the Company derived revenue since January 1, 2003. No current customer has indicated to any Target Company that it will or may stop buying, discontinue services, or materially decrease the rate of buying services or products of any Target Company in comparison with that contained in its current agreement with the Company.

          (b) The receivables shown on the Company Balance Sheet arose in the ordinary course of business, consistent with past practice, and have been collected or are collectible in the book amounts thereof, less the allowance for doubtful accounts provided for on the Company Balance Sheet. The Company's allowances for doubtful accounts and warranty returns are reasonable and have been prepared in accordance with GAAP consistently applied and in accordance with the Company's past practices. The Target Companies' receivables arising after the date of the Company Balance Sheet and prior to the Closing Date arose in the ordinary course of business. To the Company's Knowledge, none of the Target Companies' receivables is subject to any material claim of setoff, recoupment or counterclaim, and it has no Knowledge of any specific facts or circumstances (whether asserted or unasserted) that could give rise to any such claim. No receivables are contingent upon the performance by any Target Company of any obligation or other Contract other than normal warranty repair and replacement. No Person has any Encumbrance on any of such receivables, and no Contract for deduction or discount has been made with respect to any of such receivables.

     2.21 BOARD APPROVAL. The Board of Directors of the Company has unanimously approved this Agreement and declared the advisability of this Agreement and the Merger and recommended that the stockholders of the Company approve and adopt this Agreement and approve the Merger. Relying in part upon the representation of Parent in Section 4.9, Section 3-602 of the MGCL applicable to a "business combination" (as defined therein) will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

     2.22 MINUTES AND STOCK RECORDS. The minute books of each Target Company contain records that are accurate in all material respects of all meetings and consents in lieu of meetings of its Board of Directors (or equivalent) and any committees thereof (whether permanent or temporary), and of its stockholders (or equivalent) since inception, and such records accurately reflect all transactions referred to in such minutes and consents. The stock books (or equivalent) of each Target Company accurately reflect the ownership of the capital stock (or equivalent) of such Target Company. The Company has made available to Parent true, correct and complete copies of the minutes, consents and stock books (and equivalents) of each Target Company.

     2.23 ACCOUNTING SYSTEM. The books of account of the Company are adequate to enable the Company to prepare its Financial Statements in accordance with GAAP. The books and records of the Company accurately reflect, in all material respects, its income, expenses, assets and liabilities and the Company maintains internal accounting controls which provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP.

     2.24 CORRUPT PRACTICES. No Target Company has taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules and regulations thereunder. No Target Company has paid any commission or made any payment whether to secure business or otherwise to any Person which in the hands of such Person would in accordance with the relevant Legal Requirement be regarded as illegal or improper. No director, officer, employee, agent or other Person acting on behalf of any Target Company has been a party to the use of any assets of any Target Company for unlawful contributions, gifts, entertainment or other unlawful expenses relating to any activity, including any political activity, or to the establishment or maintenance of any unlawful or unrecorded fund of monies or other assets, or to the making of any false or fictitious entries in the books or records of any Target Company, or to the making of any unlawful payment.

     2.25 DISCLOSURE. No representation or warranty of the Company or of any Principal Stockholder in this Agreement, as modified by the Company Disclosure Schedule, or in any other Transaction Document contains any untrue statement of a material fact, or omits or omits to state any material fact required to be stated in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact Known to the Company and not disclosed to Parent in writing that is reasonably likely to give rise to a Company Material Adverse Effect or to have the effect of preventing, materially delaying, making illegal or otherwise interfering with the Merger and the other transactions contemplated by this Agreement.

     2.26 TAXES. The Company has not taken or agreed to take any action that could reasonably be expected to prevent the Merger from constituting a "reorganization" under section 368(a) of the Code, and is not aware of any agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from so qualifying.

                                    ARTICLE 3
            REPRESENTATIONS AND WARRANTIES OF PRINCIPAL STOCKHOLDERS

     Each Principal Stockholder, other than each Specified Holder (as defined in
Article 3A), severally and not jointly, represents and warrants to Parent and each Merger Sub as set forth in this Article 3.

     3.1 ORGANIZATION. The Principal Stockholder (if not a natural person) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

     3.2 AUTHORITY; NON-CONTRAVENTION.

          (a) The Principal Stockholder has all requisite power and authority (including all requisite power and authority as a corporation or other entity) to enter into this Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby. If the Principal Stockholder is not a natural person, the execution and delivery of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Principal Stockholder (including authorization by the board of directors or other managing body and by the stockholders or other securityholders of the Principal Stockholder). This Agreement has been duly executed and delivered by the Principal Stockholder and, assuming the due authorization, execution and delivery of this Agreement by Parent, each Merger Sub, the Company, the Stockholder Representative and the other Principal Stockholders, constitutes the valid and binding obligation of the Principal Stockholder, enforceable against the Principal Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity. Assuming the due authorization, execution and delivery of the Escrow Agreement by Parent, each Merger Sub, the Stockholder Representative and the Escrow Agent, the Escrow Agreement, when executed and delivered by the Stockholder Representative on behalf of the Principal Stockholder, will constitute the valid and binding obligation of the Principal Stockholder, enforceable against the Principal Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity.

          (b) The execution and delivery of this Agreement and the Escrow Agreement by or on behalf of the Principal Stockholder does not, and the performance of this Agreement and the Escrow Agreement by or on behalf of the Principal Stockholder will not, (i) if the Principal Stockholder is not a natural person, conflict with or violate the certificate of incorporation, by-laws or other organizational documents of the Principal Stockholder, (ii) conflict with or violate any Legal Requirement applicable to the Principal Stockholder or by which the Principal Stockholder or any of its properties or assets is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in the creation of an Encumbrance on any of the securities of any Target Company pursuant to, any Contract to which the Principal Stockholder is a party or by which the Principal Stockholder or any of its properties or assets is bound or affected. No consent, waiver or approval of any Person, nor any notice to any Person, is required to be obtained or made under any Contract to which the Principal Stockholder is a party or by which the Principal Stockholder or any of its properties or assets is bound or affected in connection with the execution and delivery by or on behalf of the Principal Stockholder of this Agreement or the Escrow Agreement or the performance of this Agreement or the Escrow Agreement by or on behalf of the Principal Stockholder.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or other Person, is required to be obtained or made by the Principal Stockholder in connection with the execution and delivery by or on behalf of the Principal Stockholder of this Agreement or the Escrow Agreement or the performance of this Agreement or the Escrow Agreement by or on behalf of the Principal Stockholder.

     3.3 TITLE TO COMPANY STOCK; STATUS AS COMPANY STOCKHOLDER. The Principal Stockholder holds of record and owns the number of shares of Company Stock set forth next to the name of the Principal Stockholder on Part 2.2(a) of the Company Disclosure Schedule, free and clear of any Encumbrances. The Principal Stockholder agrees to be bound be all provisions of this Agreement and to be subject to all obligations imposed on the Principal Stockholder as a Company Stockholder hereunder.

     3.4 WAIVER OF APPRAISAL RIGHTS. The Principal Stockholder acknowledges that he, she or it (a) has received a copy of Sections 3-201 through 3-213 of the MGCL, and (b) will not exercise any right pursuant to Sections 3-201 through 3-213 of the MGCL (or otherwise) to dissent from the Merger or to demand an appraisal of the fair value of the shares of Company Capital Stock held by the Principal Stockholder.

     3.5 AGREEMENTS WITH THE COMPANY. Except to the extent the Company Disclosure Schedule specifically names the Principal Stockholder as a party thereto, neither the Principal Stockholder nor any of its properties or assets is a party or otherwise subject to any Contract to which any Target Company is a party or by which any Target Company or any of its properties or assets is bound or affected.

     3.6 BROKERS' AND FINDERS' FEES. The Principal Stockholder has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.7 ACCREDITED INVESTOR QUESTIONNAIRE. The Principal Stockholder has, on or prior to the date hereof, completed and returned to the Company an executed Investor Questionnaire in the Form of Exhibit D hereto ("INVESTOR
QUESTIONNAIRE"), and the information provided in such Investor Questionnaire is true and correct in all respects.

                                   ARTICLE 3A
               REPRESENTATIONS AND WARRANTIES OF SPECIFIED HOLDERS

     Trinity SBIC, L.P. (the "SPECIFIED HOLDER"), severally and not jointly, represents and warrants to Parent and each Merger Sub as set forth in this
Article 3A.

     3A.1 AUTHORITY. The execution and delivery of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Specified Holder (including, if required, authorization by the board of directors or other managing body and by the stockholders or other securityholders of the Specified Holder). This Agreement has been duly executed and delivered by the Specified Holder and, assuming the due authorization, execution and delivery of this Agreement by Parent, each Merger Sub, the Company, the Stockholder Representative and the other Principal Stockholders, constitutes the valid and binding obligation of the Specified Holder, enforceable against the Specified Holder in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity. Assuming the due authorization, execution and delivery of the Escrow Agreement by Parent, each Merger Sub, the Stockholder

Representative and the Escrow Agent, the Escrow Agreement, when executed and delivered by the Stockholder Representative on behalf of the Specified Holder, will constitute the valid and binding obligation of the Specified Holder, enforceable against the Specified Holder in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity.

     3A.2 TITLE TO COMPANY STOCK; STATUS AS COMPANY STOCKHOLDER. The Specified Holder holds of record and owns the number of shares of Company Stock set forth next to the name of the Specified Holder on Part 2.2(a) of the Company Disclosure Schedule, free and clear of any Encumbrances. The Specified Holder agrees to be bound be all provisions of this Agreement and to be subject to all obligations imposed on the Specified Holder as a Company Stockholder hereunder.

     3A.3 WAIVER OF APPRAISAL RIGHTS. The Specified Holder acknowledges that he, she or it (a) has received a copy of Sections 3-201 through 3-213 of the MGCL, and (b) will not exercise any right pursuant to Sections 3-201 through 3-213 of the MGCL (or otherwise) to dissent from the Merger or to demand an appraisal of the fair value of the shares of Company Capital Stock held by the Specified Holder.

     3A.4 BROKERS' AND FINDERS' FEES. The Specified Holder has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3A.5 ACCREDITED INVESTOR QUESTIONNAIRE. The Specified Holder has, on or prior to the date hereof, completed and returned to the Company an executed Investor Questionnaire, and the information provided in such Investor Questionnaire is true and correct in all respects.

                                    ARTICLE 4
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS

     As of the date of this Agreement and as of the Closing Date, Parent and each Merger Sub, jointly and severally, represent and warrant to the Company and the Company Stockholders as set forth in this Article 4, subject to any exceptions expressly stated in the disclosure schedule delivered by Parent to the Company dated as of the date hereof and certified by a duly authorized officer of Parent (the "PARENT DISCLOSURE SCHEDULE"). Exceptions on the Parent Disclosure Schedule shall specifically identify the representation to which they relate; provided, however, that any matter disclosed pursuant to one section or subsection of the Parent Disclosure Schedule is deemed disclosed for such other sections or subsections of the Parent Disclosure Schedule as, and only to the extent that, it is reasonably apparent that such matter relates to such other section or subsection of the Parent Disclosure Schedule and the level of particularity and manner of disclosure of the matter expressly disclosed in one section or subsection of the Parent Disclosure Schedule would make a reasonable person aware that such disclosure is relevant to such other sections or subsections.

     4.1 ORGANIZATION OF PARENT AND MERGER SUBS.

          (a) Each of Parent and each Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized;

(ii) has the corporate or other power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and
(iii) except as would not be material to Parent, is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

          (b) Parent has delivered or made available to Company a true and correct copy of the Certificate of Incorporation and Bylaws of Parent and each Merger Sub, each as amended to date (collectively, the "PARENT CHARTER DOCUMENTS"), and each such instrument is in full force and effect. Neither Parent nor either Merger Sub is in violation of any of the provisions of the Parent Charter Documents. Parent has delivered or made available to Company all proposed or considered amendments to the Parent Charter Documents.

     4.2 PARENT AND MERGER SUB CAPITALIZATION.

          (a) The authorized capital stock of Parent consists of 200,000,000 shares of common stock, par value $0.01 per share (the "PARENT COMMON STOCK"), of which there were 111,920,390 shares issued and outstanding as of the close of business on August 31, 2006 and 10,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued or outstanding. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable.

          (b) The authorized capital stock of each Merger Sub consists of 1,000 shares of common stock, all of which, as of the date hereof, are issued and outstanding and are held by Parent. All of the outstanding shares of each Merger Sub's common stock have been duly authorized and validly issued, and are fully paid and nonassessable. Each Merger Sub was formed for the purpose of consummating the Merger and has no material assets or liabilities except as necessary for such purpose.

          (c) The Parent Common Stock to be issued in the Merger, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable.

     4.3 AUTHORITY; NON-CONTRAVENTION.

          (a) Parent and each Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and each Merger Sub, subject only to the filing of the Articles of Merger and the Second Articles of Merger pursuant to the MGCL. This Agreement has been duly executed and delivered by Parent and each Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the valid and binding obligations of Parent and each Merger Sub, enforceable against Parent and such Merger Sub in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity.

          (b) The execution and delivery of this Agreement by Parent and each Merger Sub does not, and the performance of this Agreement by Parent and each Merger Sub will not (i) conflict with or violate the Parent Charter Documents or
(ii) subject to compliance with the requirements set forth in Section 4.3(c) below, conflict with or violate any material law, rule, regulation, order, judgment or decree applicable to Parent or either Merger Sub or by which any of their respective material properties is bound or affected.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or other person is required to be obtained or made by Parent or either Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of the Articles of Merger and the Second Articles of Merger with the Secretary of State of the State of Maryland, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the securities or antitrust laws of any foreign country, and
(iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to Parent or the Surviving Corporation or have a material adverse effect on the ability of the parties hereto to consummate the Merger or the Second Step Merger.

     4.4 SEC FILINGS. Since January 1, 2003, Parent has filed all forms, reports and documents required to be filed by Parent with the SEC, and has made available to the Company such forms, reports and documents in the form filed with the SEC (if and to the extent such forms, reports and documents are not available on EDGAR). None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC. As of the date hereof, Parent is eligible to use Form S-3 to register the resale of its securities.

     4.5 LITIGATION. Except as set forth on Part 4.5 of the Parent Disclosure Schedule, there are no claims, suits, actions or proceedings pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its subsidiaries, before any Governmental Entity or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to be material to Parent or have a material adverse effect on the ability of the parties hereto to consummate the Merger.

     4.6 BROKERS' AND FINDERS' FEES. Except for fees payable to Raymond James & Associates, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     4.7 SEC DOCUMENTS; PARENT FINANCIAL STATEMENTS. Parent has made available to the Company, or the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC contains in a publicly available format, each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement and other filing filed with the SEC by Parent since January 1, 2004 (collectively, the "PARENT SEC DOCUMENTS"). In addition, Parent has made available to the Company all exhibits (subject to redaction) to the Parent SEC Documents filed prior to the Agreement Date that have been requested by the Company and, upon the Company's request, will promptly make available to the Company all exhibits (subject to redaction) to any additional Parent SEC Documents filed prior to the Effective Time. As of their respective filing dates (or if amended or supplemented by a filing, then on the date of such subsequent filing), the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document. The financial statements of Parent, including the related notes thereto, included in the Parent SEC Documents (the "PARENT FINANCIAL STATEMENTS") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates and were prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the SEC on Form 10 Q, 8-K or any successor form under the Exchange Act). The Parent Financial Statements fairly present in all material respects the consolidated financial condition and operating results of Parent at the dates and during the periods indicated therein (except that unaudited statements may not contain footnotes and were or are subject to normal and recurring year end adjustments). Parent has no material off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K of the SEC.

     4.8 TAXES.

          (a) Neither Parent nor any of its Affiliates has taken or agreed to take any action that could reasonably be expected to prevent the Merger from constituting a "reorganization" under section 368(a) of the Code. Parent is not aware of any agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from so qualifying.

          (b) Parent does not have a plan or intention to reacquire, and to Parent's knowledge, no person related to Parent within the meaning of Treasury Regulation section 1.368-1(e)(3) has a plan or intention to acquire, any Parent stock issued in the Merger other than pursuant to a share repurchase program described in Revenue Ruling 99 - 58.

          (c) Parent has no plan or intention to liquidate the Surviving Corporation or to cause the Surviving Corporation to merge into another corporation.

          (d) Parent has no plan or intention to cause the Surviving Corporation to sell, transfer or otherwise dispose of any of the Surviving Corporation's assets, except for dispositions made in the ordinary course of business and transfers described in section 368(a)(2)(C) of the Code and the Treasury Regulations issued thereunder.

          (e) Following the Merger, Parent will cause the Surviving Corporation to continue the Company's historic business or use a significant portion of the Company's historic business assets in a business within the meaning of section 1.368-1(d) of the Treasury Regulations, assuming that the assets of, and the business conducted by, the Company on the Closing Date constitute the Company's historic business assets and historic business, respectively.

          (f) Following the Merger, Parent has no plan or intention to cause the Surviving Corporation to issue additional shares that will result in Parent losing control of the Surviving Corporation within the meaning of section 368(c) of the Code.

     4.9 NON-AFFILIATE. At no time prior to the execution and delivery of this Agreement and the Voting Agreements has Parent or either Merger Sub been a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

                                    ARTICLE 5
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

     5.1 CONDUCT OF BUSINESS BY THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company and each of its subsidiaries shall, except to the extent that Parent shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations, pay its debts and Taxes in the ordinary course of business, consistent with past practice, subject to good faith disputes over such debts or Taxes, pay or perform other material obligations in the ordinary course of business consistent with past practice, and use its commercially reasonable efforts, consistent with past practice to
(i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees, (iii) collect its accounts receivable and any other amounts payable to it when due and otherwise enforce any obligations owed to it by others substantially in accordance with their terms, and (iv) preserve its relationships with customers, suppliers, licensors, licensees, and others with which it has business dealings. In addition, the Company will promptly notify Parent of any material event involving its business or operations.

     In addition, except as permitted by the terms of this Agreement, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall not do any of the following and shall not permit its subsidiaries to do any of the following:

          (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or repurchase of restricted stock, or reprice options granted to any employee, consultant, director or authorize cash payments in exchange for any options or take any such action with regard to any warrant or other right to acquire the Company's capital stock;

          (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements in effect, or policies existing, on the date hereof and as previously disclosed in writing to Parent, or adopt any new severance plan;

          (c) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Company Intellectual Property, other than non-exclusive licenses in the ordinary course of business and consistent with past practice;

          (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to option agreements or purchase agreements in effect on the date hereof;

          (f) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of shares of Company Common Stock pursuant to the exercise of currently outstanding Company Convertible Securities.

          (g) Cause, permit or propose any amendments to the Company Charter Documents or to the charter documents of any subsidiary;

          (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company or enter into any material joint ventures, strategic relationships or alliances or make any material loan or advance to, or investment in, any person, except for loans or capital contributions to a subsidiary or advances of routine business or travel expenses to employees, officers or directors in the ordinary course of business, consistent with past practice;

          (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of the Company;

          (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than (i) in connection with the financing of ordinary course trade payables consistent with past practice or (ii) pursuant to existing credit facilities in the ordinary course of business;

          (k) Adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants other than in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures; provided that, notwithstanding the foregoing, the Company may agree to pay, and may accrue, the Transaction Bonuses;

          (l) Make any capital expenditures outside of the ordinary course of business in excess of $10,000 in the aggregate;

          (m) Modify, amend or terminate any material Company Contract or waive, release or assign any material rights or claims thereunder; provided, that (i) the renewal in the ordinary course of business of any software maintenance agreement that is in force on the date of this Agreement, which renewal is on terms substantially as favorable to the Company as those of the agreement currently in force, shall not be deemed to constitute a modification or amendment prohibited by this clause (m) and (ii) the consent of Parent to any such modification, amendment or termination shall not unreasonably be withheld or delayed;

          (n) Enter into any development services, licensing, distribution, sales, sales representation or other similar agreement or obligation with respect to any material Intellectual Property or enter into any contract of a character required to be disclosed by Section 2.16 other than such agreements entered into in the ordinary course of business consistent with past practices, including pricing and contract terms;

          (o) Materially revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

          (p) Discharge, settle or satisfy any disputed claim, litigation, arbitration, disputed liability or other controversy (absolute, accrued, asserted or unasserted, contingent or otherwise), including any liability for Taxes, other than the discharge or satisfaction in the ordinary course of business consistent with past practice, or in accordance with their terms, of liabilities reflected or reserved against in the Company Balance Sheet in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which the Company or any of its subsidiaries is a party; provided, however, that the discharge or settlement of any disputed claim, liability or other controversy in the amount of less than $10,000 shall not be deemed to be prohibited by the foregoing;

          (q) Take any action that would be reasonably likely to interfere with the treatment of the Merger as a "reorganization" within the meaning of Section 368 of the Code;

          (r) Engage in any action with the intent to directly or indirectly adversely affect any of the transactions contemplated by this Agreement, including with respect to any "poison pill" or similar plan, agreement or arrangement, or any anti-takeover, control share acquisition, fair price, moratorium or other similar statute; or

          (s) Agree in writing or otherwise to take any of the actions described in Section 5.1(a) through 5.1(r) above.

     5.2 COVENANT OF PARENT. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Parent agrees (except as expressly contemplated by this Agreement or with Company's prior written consent) that Parent will promptly apply for or otherwise seek, and use its commercially reasonable efforts to obtain, all consents and approvals, and make all filings, required for the consummation of the Merger.

                                    ARTICLE 6
                              ADDITIONAL AGREEMENTS

     6.1 REGISTRATION FOR RESALE.

          (a) For purposes of this Agreement, the term "REGISTRABLE SECURITIES" shall mean (i) the shares of Parent Common Stock acquired by the Company Stockholders or the recipient of any Transaction Bonus hereunder (each a "HOLDER"), (ii) any shares of Parent Common Stock issued or issuable by Parent in respect of the shares of Parent Common Stock acquired by the Holders hereunder, whether by means of a stock split, stock dividend or otherwise, and
(iii) any other securities issued or issuable by Parent in respect of the shares of Parent Common Stock referred to in clauses (i) and (ii) above, whether by means of a merger, consolidation, recapitalization, reorganization or similar event, but only if at the time of registration Parent shall have listed such other securities for trading on a national securities exchange. Any of the foregoing securities will cease to be Registrable Securities if and when they
(i) have been registered by Parent under the Securities Act and either (A) disposed of pursuant to such registration statement, or (B) such registration continues to be effective at the time of inquiry, (ii) have been sold, transferred, distributed or otherwise disposed of by a Holder (other than a Permitted Transfer or upon death by will or in accordance with the laws of descent and distribution), or (iii) on the date on which all of such Holder's Registrable Securities may be sold within a 90-day period pursuant to Rule 144 under the Securities Act.

          (b) Parent hereby agrees to prepare and file with the SEC, as soon as practicable but in any event not later than 20 days following the Closing, a registration statement (the "REGISTRATION STATEMENT") on Form S-3 (or any successor form), in compliance with the Securities Act, with respect to the resale of the Registrable Securities, provided that at the time of the filing of the Registration Statement Parent shall be eligible to use Form S-3 (or any successor short-form registration statement available for such resale that permits incorporation by reference at least to the same extent as such form) with respect to the disposition of the Registrable Securities. Parent shall use any other applicable and available form to register the Registrable Securities as soon as reasonably practicable and otherwise in accordance with the terms hereof in the event that it is not eligible to use Form S-3 as provided above.

          (c) Parent shall (i) use commercially reasonable efforts to cause the Registration Statement to become effective, and (ii) maintain the effectiveness of the Registration Statement until the close of business on the second anniversary of the Closing Date; provided, however, that Parent's obligations under this Section 6.1 shall be suspended during any period (A) when Parent shall in good faith conclude in its sole discretion, after consultation with its legal counsel, that it is advisable to suspend use of any prospectus as a result of pending corporate developments, the disclosure requirements of the securities laws or other events deemed material by Parent or (B) when the filing or effectiveness of the Registration Statement could, in the opinion of Parent, after consultation with its financial advisors, impair Parent's ability to pursue a financing, acquisition or other transaction; and provided further, that no period during which the use of any prospectus shall be suspended pursuant to clause (A) or clause (B) above shall continue for more than 120 days. Parent shall prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary in its opinion to comply with its obligations under this Section 6.1.

          (d) If Parent's obligations under this Section 6.1 are suspended for any reason, Parent shall promptly provide the Stockholder Representative with written or oral notice of both the commencement and termination of the period of suspension. After receipt of such notice, each Holder hereby agrees that he or it shall not offer, sell, pledge, hypothecate, transfer, distribute or otherwise dispose of, in reliance on the Registration Statement, any of such Holder's Registrable Securities during any period in which Parent's obligations under this Section 6.1 are suspended. In addition, each Holder hereby acknowledges that, in order to ensure compliance with insider trading and other securities laws, Parent from time to time imposes restrictions on the trading of its securities by its directors, officers, employees and others, and each Holder hereby agrees to comply with those restrictions as long as they apply to such Holder.

          (e) It shall be a condition to Parent's obligations under this Section
6.1 that each Holder (i) shall have promptly taken all such actions as Parent shall reasonably request in connection with the Registration Statement and (ii) shall have provided promptly (and in any event within seven business days) such information and other materials as Parent or its counsel shall request in connection with the Registration Statement. Each Holder hereby represents, warrants and agrees that all such information provided by such Holder or on his behalf shall be true, complete and correct. Each Holder shall comply with the Securities Act and any other Legal Requirements applicable to any disposition of any Registrable Securities pursuant to the Registration Statement.

          (f) Parent shall pay all expenses incurred by it in complying with its obligations under this Section 6.1, including registration and filing fees, listing fees, printing expenses, messenger and delivery expenses, fees and expenses of Parent's counsel, fees and expenses of Parent's accountants, and Parent's internal expenses. Each Holder shall pay all expenses incurred by such Holder in connection with the disposition of his or its Registrable Securities, including any broker's fees or commissions, selling expenses, messenger and delivery expenses, and fees and expenses of any counsel retained by such Holder.

          (g) Parent's obligations under this Section 6.1 shall terminate, with respect to each Holder, on the date on which all of such Holder's Registrable Securities may be sold within a 90-day period pursuant to Rule 144 under the Securities Act. Each Holder's rights under this Section 6.1 are personal to such Holder and non-transferable except in a Permitted Transfer or by will or in accordance with the laws of descent and distribution; provided that a Holder's rights under this Section 6.1 may only be transferred in a Permitted Transfer if: (a) Parent is given written notice by the Holder at the time of such Permitted Transfer stating the name and address of the Permitted Transferee and identifying the Registrable Securities with respect to which the rights under this Section 6.1 are being assigned, (b) such Permitted Transferee executes and delivers such agreements as Parent may reasonably require in order to confirm that such Permitted Transferee agrees to be bound by this Agreement, and (c) notwithstanding anything to the contrary contained in this Agreement, Parent shall not be obligated to file any post-effective amendments or prospectus supplements to the Registration Statement for the purposes of updating the selling stockholders listed in the Registration Statement to include the Permitted Transferee.

     6.2 RESTRICTIVE LEGEND; LOCK-UP AGREEMENT.

          (a) Unless Parent has otherwise agreed or consented in writing, in addition to any restrictions imposed by applicable law or other agreements, no Holder shall sell, transfer, hedge, pledge, hypothecate, assign or otherwise convey any interest in (collectively, "SELL") any shares of Parent Common Stock received as part of the Base Merger Consideration or the Transaction Bonuses other than shares included in the Working Capital Escrow or Indemnity Escrow and other than in a Permitted Transfer (provided that the Permitted Transferee in such Permitted Transfer shall have agreed in writing to undertake the obligations of the Holder under this Agreement and to be bound by the escrow and indemnification provisions hereof, the following restrictions on transfer and all other provisions set forth herein that relate to such Parent Common Stock), for a period of three (3) months following the Closing Date, at which point such restrictions shall lapse as to one-twelfth (1/12) of such shares of Parent Common Stock; and such restrictions shall lapse as to an additional one-twelfth (1/12) of such shares of Parent Common Stock on each subsequent monthly anniversary of the Closing Date such that this restriction lapse completely on the 14 month anniversary of this Agreement (the "LOCK-UP AGREEMENT"). The certificates representing any shares of Parent Common Stock subject to this Lock-Up Agreement shall bear, in addition to any other legends provided for in this Section 6.2, , a legend in substantially the following form:

     "The shares represented by this certificate are subject to restrictions on transfer pursuant to that certain Agreement and Plan of Merger dated as of September 18, 2006. by and among the Corporation, eStara, Inc., Arlington Acquisition Corp., Storrow Acquisition Corp., and the Stockholder Representative and Principal Stockholders named therein, a copy of which is available from the Corporation upon request."

     Notwithstanding any provision of Sections 6.1 or 6.2 to the contrary, the Specified Holder, or the United States Small Business Administration, acting as a Receiver for the Specified Holder, may sell Parent Common Stock received as Merger Consideration (or the equity interests of the Specified Holder) to any person that purchases for value all or substantially all the assets or equity interests of the Specified Holder (a "SPECIFIED HOLDER PERMITTED TRANSFEREE"); provided that such Specified Holder Permitted Transferee shall have agreed in writing to undertake the obligations of the Specified Holder under this Agreement and to be bound by the escrow and indemnification provisions hereof, the foregoing restrictions on transfer and all other provisions set forth herein that relate to such Parent Common Stock.

          (b) The certificates representing any shares of Parent Common Stock issued pursuant to this Agreement shall bear, in addition to any other legends required under applicable state securities or "blue sky" laws, a legend in substantially the following form:

     "These securities have not been registered under the Securities Act of 1933, as amended (the 'Securities Act'), or under any applicable state securities or 'blue sky' laws. These securities may not be sold, offered, pledged, hypothecated or otherwise transferred except (i) pursuant to registration under the Securities Act or pursuant to an available exemption from registration, or (ii) with written permission of the issuer of these securities. The issuer of these securities may require an opinion of counsel reasonably satisfactory to the issuer, in form and substance reasonably satisfactory to the issuer, to the effect that any sale or transfer of these securities will be in compliance with the Securities Act and any applicable state securities or 'blue sky' laws."

          (c) In order to prevent any transfer of such shares of Parent Common Stock from taking place in violation of applicable Legal Requirement or the terms of this Agreement, Parent may cause a stop transfer order to be placed with its transfer agent with respect to any such shares of Parent Common Stock. Parent will not be required to transfer on its books any shares of Parent Common Stock that have been sold or transferred in violation of any provision of applicable Legal Requirement or the terms of this Agreement.

     6.3 ANTITRUST AND OTHER FILINGS.

          (a) As promptly as practicable after the execution of this Agreement, each of the Company and Parent will prepare and file any pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties (the "ANTITRUST FILINGS") and (ii) any other filings required to be filed by it under the Exchange Act, the Securities Act or any other federal, state or foreign laws relating to the Merger and the transactions contemplated by this Agreement (the "OTHER Filings"). The Company and Parent each shall promptly supply the other with any information which may be required in order to effectuate any filings pursuant to this Section 6.3.

          (b) Each of the Company and Parent will notify the other promptly upon the receipt of any comments from any government officials in connection with any filing made pursuant hereto and of any request by any government officials for amendments or supplements to any Antitrust Filings or Other Filings or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the government officials, on the other hand, with respect to the Merger or any Antitrust Filing or Other Filing. Each of the Company and Parent will cause all documents that it is responsible for filing with regulatory authorities under this Section 6.3 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to any Antitrust Filing or Other Filing, the Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the government officials such amendment or supplement.

     6.4 INFORMATION STATEMENT; COMPANY STOCKHOLDER MEETING. Promptly after the execution of this Agreement, but in any event no later than September 19, 2006, the Company shall mail to the Company Stockholders an information statement (the "INFORMATION STATEMENT") for use by the Company in connection with its solicitation of the approval of the holders of outstanding Company Capital Stock of the Merger, this Agreement and the transactions contemplated by this Agreement at a special meeting of the Company Stockholders to be duly called and convened under Maryland Law (the "SPECIAL MEETING"). The Information Statement shall be in form and substance reasonably acceptable to each of Parent and the Company. The Information Statement shall include (i) proper notice under Maryland Law that the holders of outstanding Company Capital Stock are or may be entitled to assert dissenters' or appraisal rights under such law, (ii) a copy of this Agreement, and (iii) a copy of any other documents and all information required to be disclosed to Company Stockholders under Maryland Law to approve the Merger, this Agreement and the transactions contemplated by this Agreement. Each of Parent and the Company shall provide promptly to the other such information concerning its business and affairs as any other shall reasonably request for inclusion in such Information Statement. The Company will promptly advise Parent, and Parent will promptly advise the Company, if at any time prior to the Effective Time either the Company or Parent, as applicable, shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. Promptly after the dissemination of the Notice of Stockholders Special Meeting and Information Statement and in accordance with Maryland Law, the Company shall duly hold the Special Meeting in accordance with Maryland Law necessary to obtain the necessary approval and adoption of the Merger, this Agreement and the transactions contemplated by this Agreement.

     6.5 TAX MATTERS.

          (a) PRIOR TO THE CLOSING. Without the prior written consent of Parent (which consent shall not be unreasonably withheld), the Company shall not make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax.

          (b) FOLLOWING THE CLOSING. The following provisions shall govern the allocation of responsibility as between Parent and the Company Stockholders for certain tax matters following the Closing Date:

               (i) TAX INDEMNIFICATION. In accordance with the indemnification provisions of Article 7 and subject to any limitations contained therein, the Company Stockholders shall jointly and severally indemnify the Company, Parent and each Parent affiliate and hold them harmless from and against without duplication, any loss, claim, liability, expense, or other damage attributable to the following Taxes, net of any reserves set forth on the Company Balance Sheet: (i) all Taxes (or the non-payment thereof) of the Company for all taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date ("PRE-CLOSING TAX PERIOD"),
     (ii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor of the Company) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local, or foreign law or regulation, and (iii) any and all Taxes of any person (other than the Company) imposed on the Company as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring before the Closing; provided, however, that the Company Stockholders shall not be liable for and shall not indemnify against any Taxes under clauses (i), (ii) or (iii) relating to any Taxes that result from any election under Section 338 of the Code or any similar provisions of domestic or foreign law in connection with the transactions contemplated by this Agreement.

               (ii) STRADDLE PERIOD. In the case of any taxable period that includes (but does not end on) the Closing Date (a "STRADDLE PERIOD"), the amount of any Taxes based on or measured by income or receipts of the Company for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which the Company holds a beneficial interest shall be deemed to terminate at such time) and the amount of other Taxes of the Company for a Straddle Period that relates to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period.

               (iii) RESPONSIBILITY FOR FILING TAX RETURNS. Parent shall prepare or cause to be prepared and file or cause to be filed in a timely manner all Tax Returns for the Company that are filed after the Closing Date. Parent shall permit the Stockholder Representative to review and comment on each such Tax Return for a Pre-Closing Tax Period, and shall make such changes to the Tax Returns as the Stockholder's Representative reasonably requests and that are not otherwise contrary to applicable law.

               (iv) COOPERATION ON TAX MATTERS.

                    (1) Parent, the Company, the Surviving Corporation and the Company Stockholders shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section 6.5 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company, the Surviving Corporation and the Company Stockholders agree
          (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Parent and the Company Stockholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, Parent or the Company

          Stockholders, as the case may be, shall allow the other Party to take possession of such books and records.

                    (2) Parent and the Company Stockholders further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                    (3) Parent and the Company Stockholders further agree, upon request, to provide the other Party with all information that either Party may be required to report pursuant to Code Sections 6043 or 6043A, or Treasury Regulations promulgated thereunder.

               (v) TAX-SHARING AGREEMENTS. All tax-sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

     6.6 CONFIDENTIALITY. The parties acknowledge that the Company and Parent have previously executed that certain Mutual Non-Disclosure Agreement, dated as of May 15, 2006 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

     6.7 ACCESS TO INFORMATION. Parent, on the one hand, and the Company, on the other, will afford the other party and the other party's accountants, counsel and other representatives reasonable access to its properties, books, records and personnel during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel, as the other party may reasonably request. No information or knowledge obtained by a party in any investigation pursuant to this Section 6.7 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     6.8 NO SOLICITATION.

          (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to its terms, the Company will not and will cause each Target Company not to, and the Company Stockholders will not, nor will they authorize or permit any of their respective officers, directors, Affiliates, or employees or any investment banker, attorney or other consultant, advisor, representative or agent retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any

Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Proposal. The Company will and will cause each Target Company to, and the Company Stockholders will, immediately cease any and all existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any Target Company, or by any officer, director, Affiliate or employee of any Target Company or any of the Company Stockholders or any investment banker, attorney or other consultant, advisor, representative or agent of any Target Company or any of the Company Stockholders shall be deemed to be a breach of this Section 6.8 by the Company.

          (b) In addition to the obligations of the Company and the Company Stockholders set forth in Section 6.8(a), each of the Company and the Company Stockholders as promptly as practicable, and in any event within 24 hours of its receipt, shall advise Parent orally and in writing of an Acquisition Proposal or any request for nonpublic information or other inquiry which the Company or such Company Stockholder believes or should reasonably believe could lead to an Acquisition Proposal, the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Person or group making any such Acquisition Proposal, request or inquiry. The Company and the Company Stockholders will keep Parent informed as promptly as practicable in all material respects of the status and details (including material amendments or proposed amendments) of any such Acquisition Proposal, request or inquiry.

     6.9 PUBLIC DISCLOSURE. Parent and the Company will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange.

     6.10 REASONABLE EFFORTS; NOTIFICATION.

          (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using all commercially reasonable efforts to accomplish the following: (i) causing the conditions precedent set forth in Article 8 to be satisfied, (ii) obtaining all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities) and taking all steps that may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) obtaining all necessary consents, approvals or waivers from third parties, (iv) defending any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) executing and delivering any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Notwithstanding anything in this Agreement to the contrary, neither Parent nor any of its affiliates shall be under any obligation to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent or any of its affiliates or the Company or any of its subsidiaries or the holding separate of the shares of Company Common Stock (or shares of stock of the Surviving Corporation) or imposing or seeking to impose any limitation on the ability of Parent or any of its subsidiaries or affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the shares of Company Common Stock (or shares of stock of the Surviving Corporation).

          (b) Each of the Company and Parent will give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger, (ii) any notice or other communication from any Governmental Entity in connection with the Merger, (iii) any litigation relating to, involving or otherwise affecting the Company, Parent or their respective subsidiaries that relates to the consummation of the Merger. The Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. Parent shall give prompt notice to the Company of any representation or warranty made by it or either Merger Sub contained in this Agreement becoming untrue or inaccurate, or any failure of Parent or either Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          (c) The Company shall give prompt notice to Parent of receipt by the Company of any demand for appraisal rights pursuant to 3-203 of the MGCL.

          (d) The Company shall promptly deliver to each Company Stockholder the Investor Questionnaire and shall use commercially reasonable efforts to cause each Company Stockholder to complete and return an executed copy of the Investor Questionnaire prior to the Closing.

     6.11 THIRD PARTY CONSENTS. As soon as practicable following the date hereof, Parent and the Company will each use all commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     6.12 RIGHTS AGREEMENT; TAKEOVER STATUTES. The Board of Directors of Parent shall take such action necessary in order to render the Rights inapplicable to the Merger, and the other transactions contemplated by this Agreement. If any anti-takeover, control share acquisition, fair price, moratorium or other similar statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent and Company and their respective Boards of Directors shall grant such approvals and take such lawful actions as are necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute and any regulations promulgated thereunder on such transactions.

     6.13 CERTAIN EMPLOYEE BENEFITS. As soon as practicable after the execution of this Agreement, the Company and Parent shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements (and terminate the Company Employee Plans immediately prior to the Effective Time if appropriate). In addition, the Company agrees that it and its subsidiaries shall terminate its and their 401(k) plans and, at the request of Parent, any other Employee Plans, severance, separation, retention and salary continuation plans, programs or arrangements, in each case prior to the Effective Time. Each individual who is employed by the Company immediately prior to the Effective Time shall remain an employee of the Company following the Effective Time, provided, however that nothing in this Section 6.13 shall be construed to limit the ability of the applicable employer to terminate the employment of any such employee following the Effective Time in accordance with applicable Legal Requirements. To the extent the applicable plan permits, or can be amended to permit, Parent shall recognize each such employee's service with, or recognized by, the Company prior to the Closing Date as service with Parent or its subsidiary, as applicable, in connection with any pension plan, 401(k) savings plan and welfare benefit plan (including vacations and holidays) maintained by Parent or such subsidiary that is made available by Parent , in its sole discretion, to such employee following the Closing Date and in which such employee elects to participate for purposes of any waiting period, vesting, eligibility and benefit entitlements (but excluding benefit accruals other than vacation) and shall cause all applicable welfare benefit plans to waive any preexisting condition limitation, exclusion or waiting period for such employees and their dependents, to the same extent such limitations, exclusions or waiting periods were satisfied, covered or waived under similar Company Benefit Plans. Parent shall credit such employees with any amounts paid prior to the Closing Date under any Company Benefit Plan with respect to satisfaction of any applicable deductible amounts and co-payment minimums under any Parent plans established as of the Closing Date which provide similar benefits.

     6.14 TRANSACTION BONUSES; EARN-OUT BONUS.

          (a) TRANSACTION BONUSES. On or before the fifth business day following the Closing, the Company shall pay, and Parent agrees to cause the Company to pay, to each person identified on Part 6.14 of the Company Disclosure Schedule (the "BONUS RECIPIENTS") the Transaction Bonuses specified on such Schedule, net of appropriate deductions for federal and state withholding taxes, in the aggregate amount, before deduction for taxes, of $5,064,866. Each such Transaction Bonus shall consist of fifty percent cash and fifty percent, in the sole discretion of Parent, in the form of cash or in shares of Parent Common Stock, which shares shall be valued at $2.80 per share; provided, that in the event that Parent, in its reasonable judgment, exercised in good faith, determines that any Bonus Recipient is not an "accredited investor" as to Parent within the meaning of Rule 501(a) under the Securities Act, or is otherwise ineligible to acquire shares of Parent Common Stock in a private placement pursuant to Rule 506 under the Securities Act (an "INELIGIBLE RECIPIENT"), the Transaction Bonus payable to such Ineligible Recipient shall be paid entirely in the form of cash; and further provided that the recipient of any such Parent Common Stock shall, as a condition to receiving such shares of Parent Common Stock, agree in writing to be bound by the terms of Sections 6.1 and 6.2 hereof.

          (b) EARN-OUT BONUS. On the Earn-Out Payment Date, the Company shall pay, and Parent agrees to cause the Company to pay, to the Bonus Recipients identified on Part 6.14 of the Company Disclosure Schedule an aggregate amount (the "EARN-OUT BONUS") of up to $2,892,651, as follows:

               (i) If the eStara Revenue is equal to or greater than $25,000,000 but less than $30,000,000, the aggregate Earn-Out Bonus shall be equal to $1,378,530; and

               (ii) If the eStara Revenue is equal to or greater than $30,000,000, the aggregate Earn-Out Bonus shall be equal to $2,892,651.

Each Bonus Recipient shall be entitled to receive that percentage of the aggregate Earn-Out Bonus as is set forth opposite his or her name on Part 6.14 of the Company Disclosure Schedule, net of appropriate deductions for federal and state withholding taxes. The Earn-Out Bonus may be paid, in the sole discretion of Parent, in the form of cash or in shares of Parent Common Stock, the valuation of which is based upon the 20-day volume weighted average price of the Parent Common Stock for the period ending two days before the Earn-Out Payment Date, or in a combination thereof. All recipients (other than Ineligible Recipients) shall receive cash and Parent Common Stock in the same proportion; provided, that the Earn-Out Bonus payable to any Ineligible Recipient shall be paid entirely in the form of cash; and provided, further, that in no event shall Parent elect to pay the Earn-Out Bonus (x) in shares of Parent Common Stock if that would require that Parent's stockholders would be or would have been required to approve this transaction under the applicable rules of the Nasdaq Stock Market, Inc. or other exchange rules or securities laws, unless prior to the Earn-Out Payment Date, Parent receives such stockholder approval in compliance with such applicable rules of the Nasdaq Stock Market, Inc. or other exchange rules or securities laws, or (y) in the form of cash, if such payment would result in the Merger not qualifying as a reorganization under Section 368(a) of the Code.

          (c) REQUIRED WITHHOLDING; 280G PAYMENTS. Each of Parent, the Initially Surviving Corporation and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any person pursuant to the Transaction Bonuses or the Earn-Out Bonus such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid. Parent shall first make any such withholding from the cash amount, if any, of any Transaction Bonus or Earn-Out Bonus, and, to the extent that the cash portion, if any, of such bonus is insufficient to satisfy the withholding obligation, such person shall remit (as a condition to receiving such Transaction Bonus or Earn-Out Bonus), cash in the amount of such remaining withholding obligation. Notwithstanding anything in this Agreement to the contrary, if the right of any person identified on Part 6.14 of the Company Disclosure Schedule to receive a payment on account of a Transaction Bonus or Earn-Out Bonus is submitted to a vote of the stockholders of the Company for approval under Section 280G of the Code, and the payment to such person of such Transaction Bonus or Earn-Out Bonus is not approved by the stockholders and is forfeited as a result thereof, the property that otherwise would have been payable to such person shall be distributed to the Company Stockholders on a pro rata basis based on the Common Share Equivalents outstanding immediately prior to the Effective Time.

                                    ARTICLE 7
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

     7.1 INDEMNIFICATION BY COMPANY STOCKHOLDERS. Subject to the terms and conditions of this Article 7, each Company Stockholder hereby agrees (without any right of contribution from the Company or the Surviving Corporation or any right of indemnification against the Company or the Surviving Corporation) to indemnify, defend and hold harmless Parent and each of its Subsidiaries and each of their respective directors, officers, agents and Affiliates (collectively, the "PARENT GROUP") from and against any loss, liability, damage, cost or expense (including costs and reasonable attorneys' fees and disbursements, but excluding any consequential, special or punitive damages, except when asserted by a third party in a Third Party Claim) (collectively, "DAMAGES") suffered, incurred or paid by any member of the Parent Group which arise out of or result from any or all of the following:

          (a) Any breach or inaccuracy of any representation or warranty made by the Company in this Agreement or by the Company or any Company Stockholder in any other Transaction Document;

          (b) Any failure to perform or comply with any covenant, agreement or obligation of the Company or any Company Stockholder contained in this Agreement or the Company or any Company Stockholder in any other Transaction Document;

          (c) Any indemnification provided for pursuant to Section 6.5 hereto;

          (d) Any downward adjustment to the Base Merger Consideration based on the Adjusted Working Capital provided for in Sections 1.7 through 1.9 hereto; and

          (e) Any claim identified or described in Part 7.1(e) of the Company Disclosure Schedule.

     For purposes of this Section 7.1, and notwithstanding anything to the contrary contained herein, the covenants and representations and warranties of each of the Company Stockholders in the Transmittal Certificates and in this Agreement are several obligations and the particular Company Stockholder making those representations, warranties, or covenants will be solely responsible for Damages that Parent or either Merger Sub may suffer as a result of any breach thereof by such Company Stockholder, and not for the breach thereof by any other Company Stockholder.

     7.2 INDEMNIFICATION BY PARENT AND MERGER SUBS. Parent and each Merger Sub, jointly and severally, shall indemnify and hold harmless the Company Stockholders, the


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

Stockholders Representative and each of such Company Stockholders' and Stockholders Representative's respective heirs, executors, administrators, attorneys, agents and representatives (collectively, "STOCKHOLDERS GROUP") from and against any and all Damages suffered, incurred or paid by any member of the Stockholders Group which arise out of or result from any or all of the following:

               (a) Any breach or inaccuracy of any representation or warranty made by Parent or either Merger Sub in this Agreement or in any agreement, schedule, certificate or other document referred to in this Agreement; and

               (b) Any failure to perform or comply with any covenant, agreement or obligation of Parent or either Merger Sub contained in this Agreement or any agreement, certificate, document or other instrument referred to in this Agreement.

     7.3 SURVIVAL OF REPRESENTATIONS. All representations and warranties made by any party in this Agreement or any certificate or other writing delivered pursuant hereto shall survive the Closing for a period of one (1) year after the Closing Date ("SURVIVAL PERIOD") and shall not be deemed waived by any investigation at any time made by or on behalf of any other party, subject to the following provisions regarding the Survival Period:

          (a) claims for fraud and any claim relating to title to the Company Capital Stock or any breach of the representations contained in Sections 2.2, 2.3, 2.4 and 2.8 and any indemnification provided for by Sections 7.1(c) and 7.1(e) shall survive until the end of the applicable statute of limitations period under applicable law.

          (b) (i) if, at any time prior to the expiration of the Survival Period, or other expiration date, if applicable, any member of the Parent Group (acting in good faith) delivers to the Stockholders Representative a written notice alleging any inaccuracy or misrepresentation in, or breach of, any such representation or warranty made by the Company or the Company Stockholders, and asserting a claim ("PARENT CLAIM") for recovery under this Article 7 based on such alleged inaccuracy or other breach, then the claim asserted in such notice shall survive the applicable expiration date until such time as such claim is fully and finally resolved, and (ii) if, at any time prior to the expiration of the Survival Period, or other expiration date, if applicable, any member of the Stockholders Group (acting in good faith) delivers to Parent a written notice alleging any inaccuracy or misrepresentation in, or breach of, any such representation or warranty made by Parent or either Merger Sub, and asserting a claim ("STOCKHOLDER CLAIM") for recovery under this Article 7 based on such alleged inaccuracy or other breach, then the claim asserted in such notice shall survive the applicable expiration date until such time as such claim is fully and finally resolved.

     7.4 PROCESS OF INDEMNIFICATION FOR PARENT CLAIMS AND STOCKHOLDER CLAIMS.

          (a) CLAIMS FOR INDEMNIFICATION. Whenever any claim shall arise for indemnification under this Agreement, the party entitled to indemnification (the "INDEMNIFIED PARTY") shall promptly notify the party obligated to provide indemnification (the "INDEMNIFYING PARTY") of the claim and, when known, the facts constituting the basis for such claim; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying


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

Party of its obligation hereunder to the extent such failure does not materially prejudice the Indemnifying Party. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceeds by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom.

          (b) RECOVERY BY PARENT. If the Stockholders Representative does not dispute the basis or amount of any Parent Claim within 30 days of receiving written notice thereof, Parent shall have the right promptly to recover indemnity as and to the extent provided herein. If the Stockholders Representative disagrees with the basis of the Parent Claim or the amount of Damages caused thereby, then within 30 days of receiving written notice thereof, the Stockholders Representative shall give notice to Parent of such disagreement and, in that case, Parent shall have no right to recover indemnity hereunder until such time, if at all, as (a) a court of competent jurisdiction issues a final, non-appealable order specifying the amount of Parent's recovery, in which case Parent shall have the right promptly to recover the amount so specified (subject to the limitations contained in Section 7.3 and Section 7.4(g) hereof) or (b) Parent and the Stockholders Representative agree in writing to the amount of Parent's recovery, in which case Parent shall have the right promptly to recover the amount so agreed.

          (c) RECOVERY BY STOCKHOLDERS. If the Parent does not dispute the basis or amount of any Stockholder Claim within 30 days of receiving written notice thereof, Stockholders shall have the right promptly to recover indemnity as and to the extent provided herein. If Parent disagrees with the basis of the Stockholder Claim or the amount of Damages caused thereby, then within 30 days of receiving written notice thereof, Parent shall give notice to the Stockholders Representative of such disagreement and, in that case, Stockholders shall have no right to recover indemnity hereunder until such time, if at all, as (a) a court of competent jurisdiction issues a final, non-appealable order specifying the amount of Stockholders' recovery, in which case Stockholders shall have the right promptly to recover the amount so specified (subject to the limitations contained in Section 7.3 and Section 7.4(g) hereof) or (b) Parent and the Stockholders Representative agree in writing to the amount of Stockholders' recovery, in which case Stockholders shall have the right promptly to recover the amount so agreed.

          (d) THIRD-PARTY CLAIMS. Parent agrees to notify the Stockholders Representative of any Claims asserted by third parties that, in the opinion of Parent, are reasonably likely to give rise to indemnification of any member of the Parent Group hereunder ("THIRD-PARTY CLAIMS"). In the event of any Third Party Claim, the Indemnifying Party shall be entitled: (a) to participate in such action and (b) to elect, by written notice delivered to the Indemnified Party within 30 days after the Indemnifying Party's receipt of notice of the Third Party Claim, to defend, compromise or settle such action, with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall cooperate with respect to any such participation, defense, settlement or compromise. The Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of the Indemnified Party's counsel shall be at the sole expense of the Indemnified Party unless: (i) the Indemnifying Party shall have authorized in writing employment of such counsel at the expense of the Indemnifying Party; (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to defend such action within 30 days after the Indemnifying Party received notice of the Asserted Liability; (iii) the Indemnified Party shall have reasonably concluded, based upon advice of counsel, that there are defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party with respect to such different defenses); or (iv) representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding, in any of which events the fees and expenses of one additional counsel shall be borne by the Indemnifying Party. The Indemnifying Party shall not settle or compromise any action or consent to the entry of a judgment that:
(a) does not provide for the claimant to give an unconditional release to the Indemnified Party in respect of the Third Party Claim; (b) involves relief other than monetary damages; (c) places restrictions or conditions on the operation of the business of the Indemnified Party or any of its Affiliates; or (d) involves any finding or admission of liability or of any violation of applicable law. The Indemnifying Party shall not be liable for any settlement of any claim or action effected without its written consent; provided that such consent is not unreasonably withheld. After payment of any claim by the Indemnifying Party, the Indemnified Party, if requested by the Indemnifying Party, shall assign to the Indemnifying Party all rights the Indemnified Party may have against any applicable account debtor or other responsible Person in respect of such claim. If the Indemnifying Party chooses to defend any Third Party Claim, the Indemnified Party shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Any expenses of any Indemnified Party for which indemnification is available hereunder shall be paid upon written demand therefor. Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that an action by a third party may adversely affect it or its Affiliates other than solely as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle such action, and the Indemnifying Party will indemnify the Indemnified Party for the costs associated therewith. The Indemnifying Party will not be bound by any settlement of such an action effected without its consent (which will not be unreasonably withheld).

          (e) MANNER OF INDEMNIFICATION. All indemnification payments hereunder shall be effected by payment of Merger Consideration in the amount of the indemnification liability (in a combination of Parent Common Stock and, if applicable, cash, in proportion to the number of shares of Parent Common Stock and cash issued as Merger Consideration pursuant to this Agreement and based on the value of $2.80 per share in the case of Parent Common Stock, subject to appropriate adjustment for stock splits, stock dividends, recapitalizations, and other similar events).

          (f) RECOVERY OF PARENT CLAIMS. Subject to the limitations of Section 7.4(g), if Parent shall be finally determined to be entitled to indemnification hereunder; Parent shall first seek recovery from the Company Stockholders for the amount of the related Parent Claim, as determined hereunder, by (x) recovering from the Company Stockholders shares of Parent Common Stock, and, if applicable, cash, in accordance with the provisions of Section 7.4(e), such amounts to be surrendered first out of the Indemnification Escrow (or in the case of Section 7.1(d), first the Working Capital Escrow, and then if that is insufficient the Indemnification Escrow), allocated among the Company Stockholders on a pro rata basis based on the portion of such Indemnification Escrow (and/or Working Capital Escrow) allocated to each of them as set forth in Schedule II and, if the Indemnification Escrow is not sufficient to recover payment for the required amount then from other Parent Stock Consideration, and, if applicable, cash, previously received by the Principal Stockholders with each Principal Stockholder contributing such Principal Stockholder's pro rata portion of such Parent Stock Consideration, and, if applicable, cash, as set forth on Schedule I, and (y) by setting off the related amount against any Parent obligations to indemnify the Stockholder Group; and thereafter, in the absence of any outstanding Merger Consideration (as a result of any prior sale or other disposition by a Principal Stockholder of the shares of Parent Common Stock constituting the Merger Consideration, it being understood that the maximum liability of any Company Stockholder under this Agreement shall be limited to the actual Merger Consideration received by such Company Stockholder pursuant to the terms of Subsection 7.4(g)) shall be entitled to recover payment directly from the Principal Stockholders on a several basis (and in immediately available funds); it being further understood that the indemnification provided by any Principal Stockholder in respect of the representations in the Transmittal Certificates and Article 3 and its covenants in this Agreement, and the indemnification provided by the Specified Holder in respect of the representations in its Transmittal Certificate and Article 3A, are several and not joint, such that any indemnity in respect of a breach by such Principal Stockholder or Specified Holder, as the case may be, may be recovered only from the escrow property held by the Escrow Agent for the account of the Principal Stockholder or Specified Holder whose representation was breached or, to the extent otherwise permitted hereby, from such Principal Stockholder or Specified Holder.

          (g) THRESHOLD AND LIMITATIONS.

               (i) No Parent Group member shall be entitled to receive any indemnification payment with respect to any claim for indemnification under this Article 7 ("CLAIMS") until the aggregate Damages for which the Parent Group would otherwise be entitled to receive indemnification exceeds $350,000 ("THRESHOLD"). Once such aggregate Loss exceeds the Threshold, the Parent Group, shall be entitled to indemnification for the aggregate amount of all Damages, regardless of the Threshold. Notwithstanding the foregoing, Parent shall be entitled to indemnification for all Damages based upon a claim of fraud or any breach of the representations contained in Sections 2.2, 2.3, 2.4, 2.8, 3.3 and 3A.2, and any indemnification provided for by Sections 7.1(c), 7.1(d) and 7.1(e) without regard to the Threshold.

               (ii) Except as provided below for Damages based upon a claim of fraud or any breach of the representations contained in Sections 2.2, 2.3, 2.4, 2.8, 3.3 or 3A.2, and any indemnification provided for by Sections 7.1(c), 7.1(d) and 7.1(e), (A) the aggregate liability of all Company Stockholders under this Article 7 (other than pursuant to Section 7.1(d)), shall be limited to the value of the Indemnification Escrow, for which purpose, any shares of Parent Common Stock deposited in escrow shall be valued at $2.80 per share, as subject to adjustment for stock splits, stock dividends and the like (the "ESCROW VALUE"), (B) the aggregate liability of Parent and the Merger Subs under this Article 7, shall be limited to the amount of the Escrow Value, and (C) the liability of any Company Stockholder shall be limited to the amount of the Escrow Value originally deposited in escrow for his or its account. With respect to any Claim based on a claim of fraud, any breach of the representations contained in Sections 2.2, 2.3, 2.4, 2.8, 3.3 or

     3A.2, and any indemnification provided for by Sections 7.1(c), the liability of each Company Stockholder shall be up to the amount of the Merger Consideration actually received by such Company Stockholder; with respect to any Claim based on the indemnification provided for by Section 7.1(d), the aggregate liability of the Company Stockholders shall be limited to the value of the Indemnification Escrow plus the Working Capital Escrow; and with respect to any Claim based on the indemnification provided for by Section 7.1(e) the aggregate liability of the Company Stockholders shall be limited to the value of the Indemnification Escrow plus $250,000; provided, that the indemnification provided by any Principal Stockholder in respect of the representations in the Transmittal Certificates and Article 3 and its covenants in this Agreement, and the indemnification provided by the Specified Holder in respect of the representations in its Transmittal Certificate and Article 3A, are several and not joint, such that no Principal Stockholder or Specified Holder shall be liable in indemnity for the breach of any such representation other than those made by such Principal Stockholder or the Specified Holder, as the case may be.

               (iii) An indemnifying party shall not be obligated to defend and hold harmless an indemnified party or otherwise be liable to such party with respect to any claims made by indemnifying party after the expiration of the applicable time period as set forth in, and subject to, Section 7.3.

               (iv) In determining the amount of Damages for which any Parent Group member is entitled assert a claim for indemnification, the amount of any such Damages shall be determined after deducting therefrom the amount of any insurance proceeds actually received by Parent or the Company in respect of such matter (which recoveries Parent agrees to use and to cause the Company to use commercially reasonable efforts to obtain). If an indemnification payment is received by a member of the Parent Group hereunder, and such person or the Company later receives insurance proceeds in respect of the related Damages, Parent shall return to the Company Stockholders within 10 days of the receipt of such insurance proceeds (and in the same proportion of cash and Parent Stock deposited in the Indemnity Escrow), Base Consideration previously distributed to Parent from the Indemnity Escrow equal in value (for which purpose any shares of Parent Common Stock deposited in escrow shall be valued at $2.80 per share, as subject to adjustment for stock splits, stock dividends and the like) to the lesser of (A) the actual amount of insurance proceeds and (B) the actual amount of the indemnification payment previously paid by the Company Stockholders with respect to such Damages. If an Indemnifying Party (as defined below) makes any indemnification payment hereunder, such Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party (as defined below) to any third party in connection with the Damages to which such payment relates.

          (h) REMEDIES. The indemnification provisions of this Article 7 are the sole and exclusive remedy of any party to this Agreement for a breach of any representation, warranty or covenant contained in, or any obligation arising under, this Agreement, as modified by the Disclosure Schedule, other than a suit for specific performance or as otherwise expressly provided in Sections 1.6(c) or 1.9.

                                    ARTICLE 8
                            CONDITIONS TO THE MERGER

     8.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) STOCKHOLDER APPROVALS. The Company shall have been obtained the Required Stockholder vote.

          (b) NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (c) NO RESTRAINTS. There shall not be instituted or pending any action or proceeding by any Governmental Entity (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by Parent or any of its subsidiaries of all or any portion of the business of the Company or any of its subsidiaries or of Parent or any of its subsidiaries or to compel Parent or any of its subsidiaries to dispose of or hold separate all or any portion of the business or assets of the Company or any of its subsidiaries or of Parent or any of its subsidiaries, (ii) seeking to impose or confirm limitations on the ability of Parent or any of its subsidiaries effectively to exercise full rights of ownership of the shares of Company Common Stock (or shares of stock of the Surviving Corporation) including the right to vote any such shares on any matters properly presented to shareholders or (iii) seeking to require divestiture by Parent or any of its subsidiaries of any such shares.

          (d) ANTITRUST FILINGS. If applicable, all waiting periods (and any extensions thereof) applicable to any Antitrust Filings relating to the transactions contemplated hereby shall have expired or been terminated.

     8.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Parent and the Merger Subs contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except, in each case, or in the aggregate, as does not constitute a Parent Material Adverse Effect as of the Closing Date or a material adverse effect on the ability of the parties to consummate the transactions contemplated by this Agreement.

          (b) AGREEMENTS AND COVENANTS. Parent and each Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

          (c) LEGAL OPINION. The Company shall have received an opinion from Foley Hoag LLP, counsel to Parent, in substantially the form attached as Exhibit E.

          (d) MATERIAL ADVERSE EFFECT. No Parent Material Adverse Effect shall have occurred since the date of this Agreement and be continuing.

          (e) ESCROW AGREEMENT. Parent and the Escrow Agent shall have executed and delivered the Escrow Agreement.

     8.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB 1. The obligations of Parent and Merger Sub 1 to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
Parent:

          (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of the Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except in each case, or in the aggregate, as does not constitute a Company Material Adverse Effect as of the Closing Date; or a material adverse effect on the ability of the parties to consummate the transactions contemplated by this Agreement. Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by the Chief Executive Officer of the Company.

          (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer of the Company.

          (c) LEGAL OPINION. Parent shall have received and opinion from DLA Piper US LLP, counsel to the Company, in substantially the form attached as Exhibit F.

          (d) MATERIAL ADVERSE EFFECT. No Company Material Adverse Effect shall have occurred since the date of this Agreement and be continuing.

          (e) CONSENTS. (i) All required approvals or consents of any Governmental Entity or other person in connection with the Merger, including, without limitation, that of each person and entity identified on Part 8.3(e) of the Parent Disclosure Schedule, and the consummation of the other transactions contemplated hereby shall have been obtained (and all relevant statutory, regulatory or other governmental waiting periods, shall have expired) and (ii) all such approvals and consents which have been obtained shall be on terms that are not reasonably likely, directly or indirectly, to result in a Parent Material Adverse Effect or Company Material Adverse Effect, considered as separate entities.

          (f) DISSENTERS' RIGHTS. As of the Closing Date, the aggregate number of Dissenting Shares shall not exceed five percent (5%) of the number of issued and outstanding shares of Company Capital Stock (on an as converted to common stock basis).

          (g) ESCROW AGREEMENT. The Stockholder Representative and the Escrow Agent shall have executed and delivered the Escrow Agreement.

          (h) CONSIDERATION DUE TO INELIGIBLE STOCKHOLDERS. The portion of the Merger Consideration that the Ineligible Stockholders shall be entitled to receive, in aggregate, as determined in accordance with Section 1.6(b)(xi), shall not exceed $3,000,000.

          (i) TAX CERTIFICATE. The Target Company shall have delivered to Parent a certificate that meets the requirements of Sections 1.1445-2(c)(3) and 1.897-2(h) of the Treasury Regulations, certifying that the Company is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (j) EMPLOYMENT AGREEMENTS. Each of the employees of the Company who executed, contemporaneously with the execution and delivery of this Agreement, an offer letter from Parent setting forth the terms of his continued employment by the Company following the Closing (each a "KEY EMPLOYEE") shall remain employed by the Company and no such Key Employee shall have notified Parent or the Company of his or her intention to terminate such employment.

          (k) SCHEDULE II. The Company shall have delivered to Parent an updated
Schedule II as of the Effective Time, subject to Parent's reasonable satisfaction.

                                    ARTICLE 9
                        TERMINATION, AMENDMENT AND WAIVER

     9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Required Stockholder Vote for the adoption and approval of this Agreement and the Merger has been obtained:

          (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company;

          (b) by either the Company or Parent if the Merger shall not have been consummated by November 30, 2006 for any reason; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

          (c) by either the Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

          (d) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 8.2(a) or Section 8.2(b) would not be satisfied, provided that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent, then the Company may not terminate this Agreement under this Section 9.1(d) for 30 days after delivery of written notice from the Company to Parent of such breach and intent to terminate, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this paragraph (d) if such breach by Parent is cured during such 30-day period, or if the Company shall have materially breached this Agreement); or

          (e) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 8.3(a) or Section 8.3(b) would not be satisfied, provided that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company, then Parent may not terminate this Agreement under this Section 9.1(e) for 30 days after delivery of written notice from Parent to the Company of such breach, and intent to terminate, provided the Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (e) if such breach by the Company is cured during such 30-day period, or if Parent shall have materially breached this Agreement).

     9.2 NOTICE OF TERMINATION; EFFECT OF TERMINATION. Any proper termination of this Agreement under Section 9.1 will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, and all further obligations of the parties shall terminate without further liability of any such party, except
(i) as set forth in this Section 9.2, Section 9.3 and Article 10, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

     9.3 FEES AND EXPENSES.

          (a) Except as set forth in Section 6.1 and in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent and Company shall share equally the applicable filing fees associated with the Antitrust Filings, if any.

          (b) In the event that this Agreement is terminated by the Company or Parent, as applicable, pursuant to Sections 9.1(d) or 9.1(e), respectively, then the terminating party shall be entitled to reimbursement from the breaching party of its reasonable fees and expenses in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby (including, without limitation, Parent's due diligence investigation of the Company).

          (c) Each of Parent and the Company acknowledges that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither Parent nor the Company would enter into this Agreement. Accordingly, if Parent or the Company fails to pay in a timely manner amounts due pursuant to Section 9.3(b), and, in order to obtain such payment, Parent or the Company makes a claim for such amounts that results in a judgment against the other for the amounts described in Section 9.3(b), the judgment debtor shall pay to judgment creditor its reasonable costs and expenses (including reasonable attorneys' fees and expenses as provided in Section 10.6(b)) in connection with such suit, together with interest on the amounts described in Section 9.3(b) (at the prime rate of Bank of America, N.A. in effect on the date such payment was required to be made) from such date until the payment of such amount (together with such accrued interest). Payment of the fees described in Section 9.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement.

     9.4 AMENDMENT. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, the Company and the Stockholder Representative.

     9.5 EXTENSION; WAIVER. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                   ARTICLE 10
                               GENERAL PROVISIONS

     10.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon delivery either personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

          (a) if to Parent or either Merger Sub, to:

              Art Technology Group, Inc.
              One Main Street
              Cambridge, MA 02142
              Facsimile: (617) 386-1142
              Attention: Chief Executive Officer

              with a copy to:

              Foley Hoag LLP
              Seaport World Trade Center West
              155 Seaport Boulevard
              Boston, Massachusetts 02210
              Facsimile: (617) 832-7000
              Attention: John D. Patterson, Jr. and
                         Robert W. Sweet, Jr.

          (b) if to Company, to:

              eStara, Inc.
              1821 Michael Faraday Drive
              Suite 100
              Reston, VA 20190
              Facsimile: (206) 834-8111
              Attention: Chief Executive Officer

              with a copy to:

              DLA Piper US LLP
              1200 Nineteenth Street, NW
              Washington, DC, 20036-2412
              Facsimile: (202) 223-2085
              Attention: Anthony H. Rickert

          (c) if to the Stockholder Representative:

              Burton E. McGillivray
              Cloquet Capital Partners
              One Northfield Plaza
              Suite 300
              Northfield, IL 60093
              Facsimile: (847) 441-1885

              with a copy to DLA Piper US LLP at its address set forth above.

     10.2 INTERPRETATION. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are only for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. Reference to an agreement herein is to such agreement as amended in accordance with its terms up to the date hereof. Reference to a statute herein is to such statute, as amended.

     10.3 COUNTERPARTS; FACSIMILE. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine, telecopier or electronic mail is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile, telecopy or scanned document is to be re-executed in original form by the parties who executed the facsimile, telecopy or scanned document. No party may raise the use of a facsimile machine, telecopier or electronic mail or the fact that any signature was transmitted through the use of a facsimile, telecopier or electronic mail as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Agreement.

     10.4 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement, its Exhibits and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Schedule and the Parent Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder. Without limiting the generality of the foregoing, the parties hereto acknowledge that no party hereto makes, and each hereby disclaims, any representations or warranties, express or implied, by such party other than as expressly set forth herein or in any other Transaction Documents. Notwithstanding any provision to the contrary contained in this Agreement, it is agreed and understood that neither the Small Business Administration ("SBA") nor any employee, agent or consultant of the SBA shall have any obligation or liability with respect to any and all matters relating to or arising out of this Agreement.

     10.5 SEVERABILITY. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     10.6 OTHER REMEDIES; SPECIFIC PERFORMANCE; FEES.

          (a) Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          (b) If any action, suit or other proceeding (whether at law, in equity or otherwise) is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover, in addition to any other remedy granted to such party therein, all such party's costs and attorneys fees incurred in connection with the prosecution or defense of such action, suit or other proceeding.

     10.7 GOVERNING LAW. The Merger shall be governed by and construed in accordance with the laws of the State of Maryland. Other than the Merger, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     10.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     10.9 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section 10.9 shall be void.

     10.10 WAIVER OF JURY TRIAL. EACH OF PARENT, THE COMPANY AND EACH MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, THE COMPANY OR EITHER MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                                    * * * * *

     IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be executed by their duly authorized respective officers as of the date first written above.

                                        ART TECHNOLOGY GROUP, INC.


                                        /s/ Robert D. Burke
                                        ----------------------------------------
                                        By: Robert D. Burke
                                        Title: President and Chief Executive
                                               Officer


                                        ARLINGTON ACQUISITION CORP.


                                        /s/ Robert D. Burke
                                        ----------------------------------------
                                        By: Robert D. Burke
                                        Title: President and Chief Executive
                                               Officer


                                        STORROW ACQUISITION CORP.


                                        /s/ Robert D. Burke
                                        ----------------------------------------
                                        By: Robert D. Burke
                                        Title: President and Chief Executive
                                               Officer


                                        ESTARA, INC.


                                        /s/ John Federman
                                        ----------------------------------------
                                        By: John Federman
                                        Title: Chief Executive Officer


                                        STOCKHOLDER REPRESENTATIVE


                                        /s/ Burton McGillivray
                                        ----------------------------------------
                                        Burton McGillivray

                [Signature Page to Agreement and Plan of Merger]

                                        PRINCIPAL STOCKHOLDERS

                                        TRINITY SBIC, L.P.

                                        By: THE UNITED STATES SMALL BUSINESS
                                            ADMINISTRATION, as Receiver


                                        By: /s/ Thomas G. Morris
                                            ------------------------------------
                                        Name: Thomas G. Morris
                                        Title: Director, Office of SBIC Liq

                [Signature Page to Agreement and Plan of Merger]

                                        PRINCIPAL STOCKHOLDERS

                                        CLOQUET CAPITAL PARTNERS, LLC


                                        By: /s/ Burton E. McGillivray
                                            ------------------------------------
                                        Name: Burton E. McGillivray
                                        Title: President

                [Signature Page to Agreement and Plan of Merger]

                                        PRINCIPAL STOCKHOLDERS

                                        NATELLI COMMUNITIES, LP

                                        By: Natelli Communities, Inc.
                                        Its: General Partner


                                        By: /s/ Thomas A. Natelli
                                            ------------------------------------
                                        Name: Thomas A. Natelli
                                        Title: President

                [Signature Page to Agreement and Plan of Merger]

                                        PRINCIPAL STOCKHOLDERS


                                        /s/ Thomas A. Natelli
                                        ----------------------------------------
                                        Thomas A. Natelli

                [Signature Page to Agreement and Plan of Merger]

                                        PRINCIPAL STOCKHOLDERS


                                        /s/ John Federman
                                        ----------------------------------------
                                        John Federman

                [Signature Page to Agreement and Plan of Merger]

                                LIST OF EXHIBITS

Exhibit A   Form of Voting Agreement

Exhibit B   Escrow Agreement

Exhibit C   Transmittal Certificate

Exhibit D   Investor Questionnaire

Exhibit E   Parent Legal Opinion

Exhibit F   Company Legal Opinion